UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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National Retail Properties, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

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NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

March 29, 2017

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of National Retail Properties, Inc. (the “Company”) on May 25, 2017, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Our directors and officers look forward to greeting you personally. Enclosed for your review are the Proxy Card, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. The matters proposed for consideration at the meeting are:

1.    The election of nine directors;

2.    An advisory vote on executive compensation;

3.    An advisory vote on the frequency of holding an advisory vote on executive compensation;

4.    The approval of the Company's 2017 Performance Incentive Plan; and

5.    The ratification of the selection of our independent registered public accounting firm for 2017.

Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

/s/ Craig Macnab Craig Macnab Chief Executive Officer

NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NATIONAL RETAIL PROPERTIES, INC. will be held at 8:30 a.m. local time, on May 25, 2017, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1.    The election of nine directors;

2.    An advisory vote on executive compensation;

3.    An advisory vote on the frequency of holding an advisory vote on executive compensation;

4.    The approval of the Company's 2017 Performance Incentive Plan; and

5.    The ratification of the selection of our independent registered public accounting firm for 2017.

We will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 24, 2017, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, BY TELEPHONE (1-800-690-6903) OR ON THE INTERNET (http://www.proxyvote.com) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

/s/ Christopher P. Tessitore Christopher P. Tessitore Executive Vice President, General Counsel, and Secretary

March 29, 2017
Orlando, Florida

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 25, 2017

Our Proxy Statement and our Annual Report to shareholders,
which includes our Annual Report on Form 10-K, are available at
www.nnnreit.com/proxyvote

NATIONAL RETAIL PROPERTIES, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

PROXY STATEMENT

General. This Proxy Statement is furnished by the Board of Directors of National Retail Properties, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 25, 2017, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 24, 2017 (the “Record Date”), will be entitled to vote. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 3, 2017. The Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) will also be available on the Internet at www.nnnreit.com/proxyvote.

When we use the words “we,” “us,” “our” or “Company,” we are referring to National Retail Properties, Inc.

Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of Proposals I, II, III, IV, and V contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

Vote Required for Approval; Quorum. The nominees for director who receive a majority of the votes cast will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. As of the Record Date, 148,406,578 shares of the common stock of the Company (the “Common Stock”) were outstanding, of which 147,968,403 shares entitled the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 0.58% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of Proposals I, II, III, IV and V contained herein.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on that proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Solicitation of Proxies. Solicitation of proxies will be primarily by mail. However, our directors and officers may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

i

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

In selecting the candidates to nominate for election as directors, the Board’s principal qualification is whether an individual has the ability to act in the best interests of the Company and its stockholders. In making such determination with respect to each nominee, the Board takes into account certain interpersonal skills, including leadership abilities, work ethic, business judgment, collegiality and communication skills, and believes that each nominee possesses the interpersonal skills necessary to act in the best interests of the Company and its stockholders. The Board also takes into account each person’s experience and management skills, the specifics of which are discussed in the table below. The table sets forth each nominee’s name, age, principal occupation or employment and directorships in other public corporations during at least the last five years, as well as the specific experience, qualifications, attributes and skills each nominee has acquired in such positions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Pamela K. M. Beall, 60
Ms. Beall has served as a director of the Company since August 2016. Ms. Beall is Executive Vice President, Chief Financial Officer and director of MPLX GP LLC, a subsidiary of Marathon Petroleum Corporation ("MPC"), a Fortune 50, public company. MPLX GP LLC is the general partner of MPLX LP, a publicly traded master limited partnership, and is one of the largest petroleum pipeline companies and natural gas processors in the United States. Ms. Beall was Executive Vice President of Corporate Planning and Strategy of MPLX LP from January 2016 to October 2016; Senior Vice President of Corporate Planning, Government and Public Affairs of MPC and President of MPLX from January 2014 to January 2016, and was Vice President of Investor Relations of MPC from July 2011 to January 2014. She currently serves on the board of trustees of the University of Findlay, and as a member of the executive, audit, business affairs, and capital campaign committees. Ms. Beall received a Bachelor of Science, Accounting degree from the University of Findlay, and a Master of Business Administration from Bowling Green State University, and is a non-practicing Certified Public Accountant.

The Board believes, that in these positions, Ms. Beall has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Ms. Beall should serve as a director for the Company.

Steven D. Cosler, 61
Mr. Cosler has served as a director of the Company since August 2016. Mr. Cosler served as lead director of Catamaran Corporation, which was acquired by United Healthcare in July 2015. Mr. Cosler currently serves on the boards of Premise Health, ELAP Services, The Access Group, and is chairman of New Century Health, all of which are Water Street Healthcare portfolio companies, and serves on the board of LifeNet International, a non-profit organization, and is chairman and co-founder of Elevate Indianapolis, a non-profit organization.

The Board believes, that in these positions, Mr. Cosler has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Cosler should serve as a director for the Company.

Don DeFosset, 68
Mr. DeFosset has served as a director of the Company since December 2008. Mr. DeFosset currently serves on the boards of directors for Regions Financial Corporation, ITT Corporation and Terex Corporation and also serves on the board of trustees for the University of Tampa. Mr. DeFosset retired in November 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset is a graduate of Purdue University, where he earned a Bachelor’s degree in Industrial Engineering. He received his MBA from Harvard Business School in 1974.

The Board believes, that in these positions, Mr. DeFosset has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. DeFosset should serve as a director for the Company.

David M. Fick, 59
Mr. Fick has served as a director of the Company since November 2010. Mr. Fick is a professional faculty member at the Johns Hopkins University Carey Business School where he teaches graduate-level Real Estate Finance, Capital Markets, and Investments. He is President of Nandua Oyster Company, an aquaculture business he founded in 2007. Mr. Fick served as Managing Director at Stifel Nicolaus & Company, a successor to Legg Mason Wood Walker. In that position he headed Real Estate Research and was an analyst covering real estate investment trusts (“REITs”) from 1997 to 2010. During this period he was also a member of the Legg Mason Real Estate Capital Investment Committee. Mr. Fick also served as Equity Vice President, Finance with Alex Brown Kleinwort Benson and LaSalle Partners from 1993 to 1995, and as Chief Financial Officer at Mills Corporation and Western Development Corporation from 1991 to 1994. Prior to that, he was a practicing CPA and consultant with a national accounting firm, specializing in the real estate industry. He is also a member of the International Council of Shopping Centers (“ICSC”), the National Association of Real Estate Investment Trusts (“NAREIT”), and the American Institute of Certified Public Accountants, and is a non-practicing Certified Public Accountant. Mr. Fick is also a member of the Virginia Eastern Shorekeeper board, and the Virginia Coastal Land Management Advisory Council.

The Board believes, that in these positions, Mr. Fick has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Fick should serve as a director for the Company.

Edward J. Fritsch, 58
Mr. Fritsch has served as a director of the Company since February 2012. Mr. Fritsch is President, Chief Executive Officer and Director of Highwoods Properties, Inc., a REIT publicly traded on the New York Stock Exchange. Prior to assuming his current position in July 2004, Mr. Fritsch was Highwoods Chief Operating Officer from January 1998 to July 2004, and was vice president and secretary from the Highwoods initial public offering in 1994 to January 1998. Mr. Fritsch was a partner in the predecessor firm which he joined in 1982. Mr. Fritsch earned an undergraduate degree in Business Administration from the University of North Carolina at Chapel Hill. He is also a member of the Board of Governors of NAREIT, including serving as the Association's immediate-past Chair and Chair of its governance committee. Mr. Fritsch is also a member of Wells Fargo's central regional advisory board, a member of the University of North Carolina at Chapel Hill Foundation board, a director of the University of North Carolina at Chapel Hill Real Estate Holdings, and a member of Dix Park Conservancy board.

The Board believes, that in these positions, Mr. Fritsch has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Fritsch should serve as a director for the Company.

Kevin B. Habicht, 58
Mr. Habicht has served as a director of the Company since June 2000, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Mr. Habicht is a Certified Public Accountant and a Chartered Financial Analyst.

The Board believes, that in these positions, Mr. Habicht has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Habicht should serve as a director for the Company.

Robert C. Legler, 73
Mr. Legler has served as a director of the Company since 2002. From 1973 until 1990, Mr. Legler was the chairman of privately-held First Marketing Corporation, which he founded and was then America’s largest publisher of custom newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel, and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000. Mr. Legler served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years.

The Board believes, that in these positions, Mr. Legler has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Legler should serve as a director for the Company.

Sam L. Susser, 53
Mr. Susser has served as a director of the Company since November 2015. Mr. Susser is currently President of Susser Investment Company, the general partner of Susser Holdings II, L.P., a private investment firm he founded in 1998. Mr. Susser led the growth of Susser Holdings Corporation, a Fortune 500 convenience store operator and motor fuel distributor, from 1988 until its sale to Energy Transfer Partners in August 2014, as Chairman of the Board since September 2013, as President and CEO since 1992, and as a director since 1988. Mr. Susser remained Chairman of the Board of Susser Petroleum Partners LP (now known as Sunoco LP), a publicly traded partnership created by Susser Holdings Corporation in September 2012, until May 2015. Mr. Susser's career began in the corporate finance division and the mergers and acquisitions group of Salomon Brothers, Inc., an investment bank, from 1985 through 1987. He received his BBA in Finance from the University of Texas at Austin.

The Board believes, that in these positions, Mr. Susser has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Susser should serve as a director for the Company.

Julian E. Whitehurst, 59
Mr. Whitehurst has served as a director of the Company since February 2017, as President of the Company since May 2006 and as Chief Operating Officer of the Company since June 2004. He also previously served as Executive Vice President of the Company from February 2003 to May 2006, as Secretary of the Company from May 2003 to May 2006, and previously served as General Counsel from 2003 to 2006. Prior to February 2003, Mr. Whitehurst was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. He serves as a member of the board of directors of InvenTrust Properties, Inc., serves on the board of trustees and the executive committee of Lake Highland Preparatory School, and is a member of ICSC and NAREIT. Effective as of April 28, 2017, Mr. Whitehurst will assume the position of Chief Executive Officer as Craig Macnab's successor.

The Board believes, that in these positions, Mr. Whitehurst has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Whitehurst should serve as a director for the Company.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Corporate Governance

General. We are currently managed by a ten-member Board of Directors that consists of Ms. Beall and Messrs. Cosler, DeFosset, Fick, Fritsch, Habicht, Legler, Macnab, Susser, and Whitehurst, with Mr. Macnab serving as Chairman and Mr. Legler serving as Lead Director. The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has elected Mr. Legler, who currently serves as the Lead Director, to serve as Chairman of the Board effective as of April 28, 2017. Craig Macnab, our Chief Executive Officer and Chairman of the Board, is not standing for re-election as a director and will retire from the Board of Directors and as Chief Executive Officer of the Company effective as of April 28, 2017.

The Board of Directors has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available on our website at http://www.nnnreit.com.

Independence and Composition. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of the Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

The Board of Directors has determined that Ms. Beall and Messrs. Cosler, DeFosset, Fick, Fritsch, Legler, and Susser, representing a majority of the Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards. The Board of Directors made its determination based on information furnished by all directors regarding their relationships with us and our affiliates and research conducted by management. In addition, the Board of Directors consulted with our external legal counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Leadership Structure. In connection with Mr. Macnab's retirement, the Board of Directors elected to split the roles of Chief Executive Officer and Chairman of the Board. Upon Mr. Macnab's retirement effective as of April 28, 2017, Julian E. Whitehurst will assume the position of Chief Executive Officer. The Board of Directors has appointed Mr. Legler, who currently serves as the Lead Director, to serve as Chairman of the Board effective as of April 28, 2017. In his role as Chairman of the Board, Mr. Legler will preside over all meetings of the stockholders and directors, and will review and approve Board meeting schedules, agendas, and information provided to the Board In addition, Mr. Legler will preside as chairman when the Board meets in executive session and he will serve as the interface between the Board and the Chief Executive Officer in communicating matters discussed during the executive session.

Risk Oversight. Our management is responsible for managing the day-to-day risks associated with our business. The Board of Directors, however, is elected to provide effective oversight of our affairs for the benefit of our stockholders, and among its primary responsibilities, in accordance with our corporate governance guidelines, is overseeing management in the competent and ethical operation of the Company, reviewing and approving our business plans and corporate strategies, and adopting and evaluating policies of corporate and ethical conduct and governance. Implicit in these duties is risk oversight, the primary responsibility of which has been delegated to the Board’s Audit Committee. The Audit Committee reviews with management annually, or more frequently as the Audit Committee deems necessary, our significant risks or exposures and discusses guidelines and policies to govern this process and assesses steps that management has taken to minimize such risks to the Company.

While the primary responsibility has been delegated to the Audit Committee, the Governance and Nominating Committee and the Compensation Committee consider risks within their area of responsibility. Further, each director may consult with management at any time and is encouraged to discuss with management any questions such director may have.

With respect to risks related to compensation matters, our management, together with the Compensation Committee, reviewed our compensation policies and practices for our employees in order to determine whether they are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect based on the following factors:

•
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating the executive compensation program;

•	the Compensation Committee maintains the right, in its sole discretion, to modify the compensation policies and practices at any time;

•
the Compensation Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, the Compensation Committee believes that restricted stock provides a better incentive and alignment of interest than stock options;

•	restricted stock grants are intended to provide our named executive officers with a significant interest in the long-term performance of our stock;

•	restricted stock awards are subject to forfeiture upon certain employment termination events;

•
performance-contingent restricted stock grants tied to our three-year total shareholder returns relative to a broad REIT peer group further focus our executive officers on long-term shareholder value creation;

•	bonus awards to our executive officers are reduced if balance sheet leverage exceeds levels previously approved by the Compensation Committee;

•	we have adopted a stock ownership policy for our executive officers and members of our Board which requires all directors and executive officers to own meaningful levels of Company stock;

•
we have adopted an insider trading policy which prohibits, among other things, trading of Company securities on a short-term basis, buying puts or calls on Company securities, short sales of Company securities, and certain other activities. We have also adopted an anti-hedging policy for directors and executive officers which prohibits all hedging activities, including, buying, selling or trading in options or other derivative securities based on Company securities;

•
we have adopted a pledging limitation policy for our directors and executive officers which restricts directors and executive officers from pledging shares of the Company and holding of shares of the Company in margin accounts. Directors and executive officers of the Company may pledge shares or hold shares in a margin account so long as all of the following policy requirements are met: (i) prior to pledging shares or holding shares in a margin account such director or executive officer shall notify the Chief Financial Officer, (ii) in no event shall such director or executive officer pledge more than 25% of the total vested common stock of the Company owned by such director or executive officer, (iii) in no event shall any pledged shares be counted as shares owned by such director or executive officer for purposes of complying with the Company's minimum stock ownership requirements, and (iv) in no event shall any proposed pledging of shares result in such director or executive officer falling below the minimum stock ownership requirements;

•
we have adopted a clawback policy for our executive officers which allows the Board to recover certain incentive compensation if the Company has a material restatement of financial results, as a result of such restatement the incentive compensation would not have been earned, and the executive officer engaged in fraud or other intentional misconduct;

•	none of our employees are paid commission compensation;

•	bonus and incentive awards to our employees eligible for bonus awards are capped; and

•	we base executive compensation on several critical success factors.

Given these factors, we believe we have mitigated potential short-term excessive risk-taking and aligned compensation with increasing long-term shareholder value.

Meetings and Attendance. The Board of Directors met nine times in the fiscal year ended December 31, 2016. Each of the nominees serving on the Board of Directors in 2016 attended 100% of the meetings held during the period that the nominee served on (i) the Board of Directors and (ii) the committees of the Board of Directors. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. Six of seven of our directors were in attendance for the 2016 annual meeting of the Company’s stockholders. In addition, non-management members of the Board of Directors met in executive session four times in the fiscal year ended December 31, 2016. These sessions were presided over by Mr. Legler in his capacity as Lead Director.

Interested Party Communications. The Board of Directors has adopted a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, attention: Secretary of the Company. All correspondence will be reviewed by the Secretary of the Company and forwarded directly to the addressee so long as, in the Secretary’s discretion, such correspondence is reasonably related to protecting or promoting legitimate interests of interested parties or the reliability of the financial markets.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy and effectiveness of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder (the “Exchange Act”), and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee are “independent,” as that term is defined in the NYSE listing standards and as required by the Exchange Act, and meet all audit committee composition requirements of the Exchange Act and the NYSE listing standards, and that each of Ms. Beall and Messrs. Cosler, Fick, and Susser qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings. The Audit Committee met eight times in the fiscal year ended December 31, 2016. Between January 1, 2016, and August 18, 2016, Messrs. Fick, Fritsch, and Susser were the members of the Audit Committee, with Mr. Fick serving as Chairman. Following August 18, 2016, the Audit Committee consisted of Ms. Beall and Messrs. Cosler, Fick, Fritsch, and Susser, with Mr. Fick serving as Chairman.

Governance and Nominating Committee

General. The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•
identifies and recommends to the Board of Directors individuals to stand for election and re-election to the Board of Directors at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•
develops and makes recommendations to the Board of Directors for the creation and ongoing review and revision of a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Directors; and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board of Directors who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board of Directors includes (a) skills – business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - diversity, age and public company experience. The Governance and Nominating Committee measures its composition by taking into account the entirety of the Board and the criteria listed above rather than having any representational directors. While we do not have a formal policy on diversity, the Governance and Nominating Committee assesses its effectiveness in accounting for diversity, along with the other factors taken into account to identify director nominees, when it annually evaluates the performance of the Board and each director and periodically reviews the Company’s corporate governance guidelines. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings. The Governance and Nominating Committee met four times in the fiscal year ended December 31, 2016. During fiscal year 2016, Messrs. DeFosset, Legler, and Susser were the members of the Governance and Nominating Committee, with Mr. DeFosset serving as Chairman.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com.

Processes and Procedures for Executive and Director Compensation Determinations

•
Role of Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to approving and evaluating compensation plans, policies and programs for our executive officers and directors and approving all awards to any executive officer, director or associate under our equity incentive plans. The Compensation Committee also serves as the administrator of our 2007 Performance Incentive Plan.

•
Role of Management in Compensation Determinations. The Compensation Committee considers the recommendations of our Chief Executive Officer when determining the base salary and incentive performance compensation levels of the other executive officers. Similarly, the Compensation Committee also considers the recommendations of our Chief Executive Officer when setting specific Company and individual incentive performance targets. In addition, officers may be invited to attend committee meetings. Management generally does not have a role in the setting of director compensation.

•
Role of Compensation Consultants. The Compensation Committee has the authority, in its sole discretion, to engage compensation consultants as needed or desired to assist the Compensation Committee in researching and evaluating executive officer and director compensation programs. Since 2012, the Compensation Committee has retained Pearl Meyer & Partners, an independent compensation consulting firm (“Pearl Meyer”), to assist the Compensation Committee in reviewing and evaluating the Company’s executive and non-employee director compensation programs. The use of independent third-party consultants provides additional assurance that our executive compensation programs are reasonable, consistent with Company objectives, and competitive with executive compensation for companies in our peer group. Pearl Meyer reports directly to the Compensation Committee, provides no other services to the Company, and regularly participates in committee meetings. The Compensation Committee assessed the independence of Pearl Meyer pursuant to the applicable SEC rules and concluded no conflict of interest exists that would prevent Pearl Meyer from serving as an independent advisor to the Committee.

•
Delegation of Authority by the Committee. The Committee may delegate its authority to make and administer awards under our equity incentive plans to another committee of the Board of Directors or, except for awards to individuals subject to Section 16 of the Exchange Act, to one or more of our officers. On an annual basis, the Committee typically authorizes a limited number of shares of restricted stock to be awarded by our Chief Executive Officer to such of our non-executive associates as he determines, in consultation with our other executive officers.

Our executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings. The Compensation Committee met four times in the fiscal year ended December 31, 2016. During fiscal year 2016, Messrs. DeFosset, Fick, Fritsch, and Legler were the members of the Compensation Committee, with Mr. Legler serving as Chairman.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was previously an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any member of the Compensation Committee is employed.

Director Compensation

The following table shows the compensation paid to our non-employee directors during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Pamela K. Beall	$41,000	$54,000	--	--	--	--	$95,000
Steven D. Cosler	$41,000	$54,000	--	--	--	--	$95,000
Don DeFosset	$56,500	$132,000	--	--	--	--	$188,500
David M. Fick(2)	$100,750	$108,000	--	--	--	--	$208,750
Edward J. Fritsch	-	$197,500	--	--	--	--	$197,500
Richard B. Jennings	$25,500	$27,000	--	--	--	--	$52,500
Ted B. Lanier	$23,000	$90,000	--	--	--	--	$113,000
Robert C. Legler(2)	$50,000	$180,000	--	--	--	--	$230,000
Robert Martinez	$44,750	$54,000	--	--	--	--	$98,750
Sam L. Susser(2)	-	$190,000	--	--	--	--	$190,000
__________

(1)
The awards shown in column (c) represent annual grants made to directors of the Company. The amounts represent the grant date fair value with respect to the fiscal year in accordance with FASB ASC Topic 718.

(2)
The cash fees and stock awards earned by Mr. Legler ($230,000), as well as the stock awards earned by Mr. Fick ($108,000) and Mr. Susser ($82,000), are deferred into shares of our common stock under our Deferred Fee Plan, which is described in greater detail below.

The Company only compensates non-employee directors for services provided as directors of the Company. Following a study by Pearl Meyer which found that total compensation levels for our directors were below the median of industry peers (as identified in “Executive Compensation-Compensation Discussion and Analysis-Benchmarking”), effective July 1, 2015, board compensation was set at $180,000 per year, payable in quarterly increments. Non-employee directors may elect to receive up to $72,000 of their annual compensation in the form of cash, with the remainder paid in shares of the Company’s Common Stock. Additionally, the Lead Director, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee receive $36,000, $25,000, $18,000 and $13,000, respectively. Additionally, each non-chair member of the Audit Committee, Compensation Committee and Governance and Nominating Committee receives $10,000, $7,500, and $5,000, respectively.

Pursuant to our corporate governance guidelines, each of our non-employee directors is required to own our Common Stock equivalent to three times the annual board compensation within five years of becoming a board member.

The Compensation Committee reviews progress toward meeting these ownership requirements annually, and each of the nominees that have served on the Board of Directors for the requisite number of years exceed the ownership requirements.

A Deferred Fee Plan was established by the Company for the benefit of its directors and their beneficiaries. A director may elect to defer all or part of his or her director’s fees to be earned in any calendar year by filing a deferred fee agreement with the Company no later than December 15 of the previous year. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director’s stock account is determined based on the market value of the Common Stock on the day the deferred director’s fees were earned. A director is entitled to receive the vested portion of the amounts credited to his or her deferred fee account on the earlier of the occurrence of a change of control or the time specified in such director’s fee agreement. The Deferred Fee Plan was amended by the Compensation Committee on May 30, 2008, for compliance purposes pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table sets forth fees deferred into shares of Common Stock by directors under the Deferred Fee Plan.

	Number of Shares Credited to Deferred Fee Account
Name	2016	Total
Don DeFosset	1,031	27,326
David M. Fick	3,139	21,816
Richard B. Jennings	1,565	41,483
Robert C. Legler	8,289	89,505
Robert Martinez	1,714	45,431
Sam L. Susser	1,827	1,827

Total	17,565	227,388

Code of Business Conduct and Insider Trading Policy

Our directors, as well as our officers and employees, are also governed by our code of business conduct. Our code of business conduct is available on our website at http://www.nnnreit.com. Amendments to, or waivers from, a provision of the code of business conduct that applies to our directors, executive officers or employees will be posted to our website within four business days following the date of such amendment or waiver.

Executive Officers

Our executive officers are listed below.

Name	Position

Craig Macnab	Chief Executive Officer
Julian E. Whitehurst	President and Chief Operating Officer
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Christopher P. Tessitore	Executive Vice President, General Counsel and Secretary
Paul E. Bayer	Executive Vice President and Chief Investment Officer
Stephen A. Horn, Jr.	Executive Vice President and Chief Acquisition Officer
Michelle L. Miller	Executive Vice President and Chief Accounting Officer

The backgrounds for Messrs. Macnab, Bayer, Horn, and Tessitore, and Ms. Miller are set forth below. The backgrounds of Messrs. Whitehurst and Habicht are described above at “PROPOSAL I - ELECTION OF DIRECTORS - Nominees.”

Craig Macnab, age 61, has served as Chief Executive Officer of the Company since 2004 and as Chairman of the Board of Directors of the Company since February 2008. Mr. Macnab served as a director of DDR Corp. from May 2003 to 2015. Mr. Macnab has been an independent director of Cadillac Fairview Corporation, a Canadian corporation, since 2011, and an independent director of American Tower Corporation since December 2014. Mr. Macnab will retire as Chief Executive Officer of the Company and from the Board of Directors effective as of April 28, 2017.

Christopher P. Tessitore, age 49, has served as Executive Vice President of the Company since January 2007, as General Counsel since February 2006 and as Secretary since May 2006. He also previously served as Senior Vice President and Assistant General Counsel of the Company from 2005 to 2006. Prior to March 2005, Mr. Tessitore was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., where he specialized in real estate acquisition, development and finance, as well as general business law. Mr. Tessitore serves on the board of directors of Elevate Orlando. Mr. Tessitore previously served as the lead director and on the executive committee of BETA Center, Inc. He is a member of ICSC, NAREIT, and the Association of Corporate Counsel.

Paul E. Bayer, age 55, has served as Executive Vice President of the Company since January 2007 and as Chief Investment Officer since June 2010. He also previously served as Senior Vice President of the Company from September 2005 to December 2006. From September 1999 through September 2005, he served as Vice President of Leasing of the Company. Prior to September 1999, Mr. Bayer was a leasing agent at J. Donegan Company from 1994 through 1999. Mr. Bayer also previously served as a leasing agent for Combined Properties from 1992 until 1993 and as a marketing principal at Trammell Crow Company from 1988 until 1991. He is a member of ICSC.

Stephen A. Horn, Jr., age 45, has served as Executive Vice President and Chief Acquisition Officer of the Company since January 2, 2014. He also previously served as Senior Vice President of Acquisitions for the Company from June 2008 to December 2013, and as Vice President of Acquisitions of the Company from 2003 to 2008. Prior to 2003, Mr. Horn worked in the mergers and acquisitions group at A.G. Edwards & Sons in St. Louis, MO. He is a member of ICSC.

Michelle L. Miller, age 48, has served as Executive Vice President and Chief Accounting Officer since March 2016. She joined National Retail Properties in 1999 and currently leads the accounting department as well as oversees financial reporting, forecasting, lease administration and information technology. Prior to 1999, Ms. Miller worked as a Senior Manager with KPMG and focused primarily on real estate and financial institutions. She is a CPA and received her B.S. in Accounting from Florida State University in 1991. Ms. Miller is a member of the American Institute of CPAs, the Florida Institute of CPAs, and ICSC.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company incorporated it by specific reference.

Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at http://www.nnnreit.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, issues regarding accounting and auditing principles and practices, and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

AUDIT COMMITTEE

David M. Fick, Chairman
Pamela K. Beall
Steven D. Cosler
Edward J. Fritsch
Sam L. Susser

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We design our executive compensation program in order to maintain our ability to attract and retain talented and experienced executive officers. Our Compensation Committee (for purposes of this discussion, the "Committee") seeks to provide compensation that is not only competitive relative to our peer group, but also structured so as to align our executives’ short-term and long-term interests with the interests of our stockholders. Accordingly, the Committee seeks to incentivize our executive officers and emphasize pay-for-performance by basing a significant portion of compensation on achievement of critical success factors. The primary elements of our total compensation program for our named executive officers ("NEOs") include base salary, annual cash incentives and long-term equity-based incentives. We have designed a compensation program that makes a substantial percentage of executive pay variable, subject to increase and decrease based on actual versus planned corporate performance and total shareholder returns relative to our peers. In addition, executive officers are subject to market competitive stock ownership guidelines which further aligns executive interests with shareholders.

Executive Compensation Program. In 2016, the Committee approved annual incentive awards and long-term incentive awards. Annual incentives are tied to the achievement of performance goals based on our funds from operation (“FFO”) per share, excluding any impairments, and are subject to downward adjustment if our debt leverage ratio exceeds a cap established by the board. For 2016, the Committee approved long-term incentive compensation through grants of the following: (i) service-based restricted stock vesting ratably over four years, and (ii) performance-based restricted stock awards, the vesting of which is tied to the three-year relative total shareholder return of the Company compared to a broad group of REIT companies as of December 31, 2018.

Restricted Stock. Restricted stock grants are intended to provide our NEOs with a significant interest in the long-term performance of our stock. The Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, we believe that restricted stock provides a better incentive and alignment of interest than stock options. The Committee has determined that our desired compensation objectives are better achieved by awarding restricted stock. The Company did not issue any stock options to its executive officers in 2016, and there are no outstanding stock options. Consistent with our pay for performance philosophy, half of the target long-term incentive award opportunity for our NEOs is provided in the form of performance-contingent restricted stock grants.

CEO Transition. In connection with his promotion to Chief Executive Officer, effective as of April 28, 2017, the Company amended and restated the terms of Mr. Whitehurst's employment agreement with the Company on September 29, 2016 (as so amended, the "Amended Whitehurst Employment Agreement"). Under the Amended Whitehurst Employment Agreement, which will become effective on April 28, 2017, Mr. Whitehurst's base salary will be increased to $700,000.

2016 Business Results. The following are some of the highlights of our business results in 2016:

•	Generated Core FFO per share of $2.35 per share and Adjusted FFO of $2.41 per share, reflecting an increase of 5.9% and 6.2%, respectively;

•Dividends increased 4.1% to $1.78 per share marking the 27th consecutive year of annual dividend increases;

•Invested $846.9 million in 313 properties at a projected 6.9% initial cash return on assets;

•Sold 38 properties for $103.2 million;

•Balance sheet leverage and portfolio property occupancy remained at sector leading levels; and

•	Delivered annualized total return to shareholders of 14.5%, 18.3% and 16.0% for the past one, three and five years ending December 31, 2016.

The common stock of the Company currently is traded on the NYSE under the symbol “NNN.” Set forth below is a line graph comparing the cumulative total stockholder return on NNN’s common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the FTSE National Association of Real Estate Investment Trusts Equity Index (“NAREIT”) and the S&P 500 Index (“S&P”) for the five-year period commencing December 31, 2011, and ending December 31, 2016. The graph assumes an investment of $100 on December 31, 2011.

Comparison to Five-Year Cumulative Total Return

Set forth below is a line graph comparing the cumulative total stockholder return on NNN’s common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the FTSE National Association of Real Estate Investment Trusts Equity Index (“NAREIT”) and the S&P 500 Index (“S&P”) for the 10-year period commencing December 31, 2006 and ending December 31, 2016. The graph assumes an investment of $100 on December 31, 2006.

Comparison to Ten-Year Cumulative Total Return

2016 Compensation Highlights. The following are some of the highlights related to the 2016 compensation of our executive officers:

•	The Committee approved base salary increases averaging 4.3% and ranging from 2.8% to 8.3% to bring all NEOs' base salaries in line with peer group 50th percentile (or "median") base salaries;

•
The Committee approved annual cash incentive award opportunities for NEOs, based on position, with potential awards ranging from 50% to 75% for “threshold” performance, 100% to 150% for "target" performance, and 150% to 225% for “maximum” performance, expressed as a percentage of each executive’s base salary, with any earned awards, subject to downward adjustment of up to 20% of the funded award levels if our leverage exceeded the 57.5% cap established by the board for 2016;

•
Based on our FFO (excluding impairments) per share results, which were between target and maximum performance goals, the Committee approved payment of annual cash incentive compensation for 2016 between target and maximum award levels, ranging from 143% to 214% of each executive officer’s base salary;

•
The Committee approved total long-term incentive target award opportunities for NEOs, based on position and maximum performance results, for the three-year period ending December 31, 2018, ranging from 160% to 315% of each executive’s base salary, if any;

•
The Committee engaged Pearl Meyer as an independent third-party compensation consultant in order to assist in the development and evaluation of the executive compensation program. Pearl Meyer was not engaged for any non-compensation related services; and

•	The Committee concluded that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect on the Company.

2016 Say-on-Pay Voting Results

In 2016, we submitted our executive compensation program to an advisory vote of our shareholders (also known as “Say-on-Pay”). Approximately 95.3% of voting shareholders at the 2016 annual meeting approved our executive compensation program. The Committee considered such strong shareholder support as an endorsement of the Company’s executive compensation program and policies and the Committee intends to continue the pay-for-performance program that is currently in place. The Committee values the opinions of our stockholders and will continue to consider those opinions when making future executive compensation decisions.

Objectives of Compensation Program

We believe our success is largely attributable to the talent and dedication of our employees (whom we refer to as associates) and to the management and leadership efforts of our executive officers. Our goal is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, and align their long-term interests with the interests of our stockholders.

What Our Compensation Program is Designed to Reward and Other Policies

We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value. Our Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior executive officers and that compensation provided to our executive officers is appropriately aligned with performance and remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In making compensation decisions, the Committee considers the compensation practices and financial performance of REIT and other industry participants and from time to time receives assessments and advice regarding compensation practices from third party compensation consultants. In evaluating performance, the Committee considers quantitative and qualitative improvement in factors such as FFO per share based metrics, capital structure, absolute and relative stockholder returns, individual performance, and contribution to corporate goals and objectives. Additionally, the Committee takes into account our general performance, the executive officer’s past performance, the executive officer’s anticipated performance and contribution to our achievement of our long-term goals, and the position, level and scope of the executive officer’s responsibility.

We believe that our compensation program for executive officers, which includes the use of performance-based and service-based restricted stock awards, results in a significant alignment of interest between these individuals and our stockholders. Under our corporate governance guidelines, within five years of becoming a Covered Person, as defined by the Committee, executive officers are required to own our Common Stock (including restricted stock) equal to a minimum of five times the annual base salary for CEO and three times their annual base salary for all other Covered Persons. The Committee reviews progress toward meeting these guidelines annually and each Covered Person exceeds the stock ownership guidelines. In addition,there are no tax gross-ups in any outstanding grants for any executive officers and the Committee does not intend to provide tax gross-ups on any future restricted stock grants to any executive officer. Additionally, we have adopted a clawback policy for our executive officers which allows the Board to recover certain incentive compensation if the Company has a material restatement of financial results, as a result of such restatement the incentive compensation would not have been earned, and the executive officer engaged in fraud or other intentional misconduct.

Accounting and Tax Considerations

We have selected compensation elements that help us achieve the objectives of our compensation program and not because of preferential financial accounting or tax treatment. However, when awarding compensation, the Committee is mindful of the accounting impact of the compensation expense of each compensation element. In addition, Section 162(m) of the Code provides that public companies cannot deduct for federal income tax purposes non-performance-based compensation paid to certain NEOs in excess of $1.0 million per year. While we have not adopted a policy requiring that all compensation be deductible and expect that we may pay compensation that is not deductible when necessary to achieve our compensation objectives, we consider the consequences of Section 162(m). Under our 2007 Performance Incentive Plan, a portion of our restricted stock awards are intended to be performance-based grants that are exempt from the deduction limits of Section 162(m).

Benchmarking

In 2016, the Committee, with the assistance of Pearl Meyer, determined that our Peer Group included Camden Property Trust, EPR Properties, Equity One, Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Omega Healthcare Investors, Realty Income Corporation, Regency Centers Corporation, Retail Properties of America, Spirit Realty Capital, Tanger Factory Outlet Centers, Taubman Centers, Inc., and Weingarten Realty Investment Trust (collectively, the “Peer Group”).

		Total Assets LFQ ($mm)	Equity Market Cap as of 12/31/2016 ($mm)	Enterprise Value as of 12/31/2016 ($mm)	TSR (%) as of 12/31/2016
Company	GICS Industry Description				1-Yr	3-Yr	5-Yr
Camden Property Trust	Residential REITs	$6,088	$7,354	$9,602	19%	20%	11%
EPR Properties	Specialized REITs	$4,621	$4,568	$6,822	30%	20%	17%
Equity One, Inc.	Retail REITs	$3,395	$4,454	$5,729	16%	15%	17%
Federal Realty Investment Trust	Retail REITs	$5,397	$10,202	$13,150	–	15%	12%
Kimco Realty Corporation	Retail REITs	$11,206	$10,694	$15,742	(1)%	13%	14%
Omega Healthcare Investors, Inc.	Healthcare REITs	$8,982	$6,100	$10,854	(4)%	8%	17%
Realty Income Corporation	Retail REITs	$12,536	$14,864	$20,504	16%	21%	16%
Regency Centers Corporation	Retail REITs	$4,458	$7,205	$9,151	4%	18%	17%
Retail Properties of America, Inc.	Retail REITs	$4,513	$3,630	$5,604	8%	11%	–
Spirit Realty Capital, Inc.	Diversified REITs	$7,811	$5,252	$8,948	15%	10%	–
Tanger Factory Outlet Centers, Inc.	Retail REITs	$2,561	$3,400	$5,137	13%	7%	7%
Taubman Centers, Inc.	Retail REITs	$3,563	$4,468	$7,492	–	11%	8%
Weingarten Realty Investors	Retail REITs	$4,383	$4,583	$7,061	8%	14%	15%
	75th Percentile	$4,383	$4,468	$6,822	–	11%	12%
	Median	$4,621	$5,252	$8,948	8%	14%	15%
	25th Percentile	$7,811	$7,354	$10,854	16%	18%	17%
National Retail Properties, Inc.	Retail REITs	$5,856	$6,503	$9,227	15%	18%	16%
Percentile		64	61	60	65	77	64
Data Source: S&P Capital IQ

In 2016, Camden Property Trust and Kimco Realty Corporation were added, and CBL & Associates Properties Inc. and W. P. Carey Inc. were removed, from the Peer Group in order to better reflect our enterprise value, capital structure, and investment grade debt rating. The Peer Group consists of 13 publicly-traded REITs operating across a variety of property sectors, with a primary focus on the retail sector, recognizing that the Company competes with REITs across all property sectors for capital and executive talent. Relative to the Peer Group, the Company’s total assets and equity market capitalization are between the Peer Group 50th and 75th percentiles. In determining 2016 pay opportunities for executive officers, the Committee considered the compensation of our executive officers as compared to the compensation of executive officers of companies in our Peer Group. Pearl Meyer provided the Committee with a detailed analysis of the compensation of our executive officers as compared to the executive officers of companies in our Peer Group, with the overall objective of providing target total pay opportunities comparable to those provided by industry peers, and actual pay that is directionally aligned with performance relative to peers. For the past one, three, five, and ten years ending December 31, 2016, our total return to shareholders was above the median total return of the Peer Group.

We believe that our compensation, benchmarked against our Peer Group, provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and encourages executive recruitment and retention. The Committee compared base salary and total compensation for our executive officers against the Peer Group, generally focusing on targeting total pay opportunities between the 50th and 75th percentiles in recognition of the Company’s use of stretch performance goals. Compared with the Peer Group, 2016 base salaries for each of our NEOs were comparable with that of the Peer Group median. Cash compensation for each of our NEOs, comprised of base salary and “target” annual cash incentive bonus, was in line with the Peer Group median. Total "target" compensation for our NEOs, including base salary, “target” cash bonus and “target” equity incentive awards, ranged between the 50th and 75th percentiles of the Peer Group median, and in the aggregate was equal to 103% of the Peer Group median.

2016 Executive Compensation Components and How They Relate to Our Objectives

For the fiscal year ended December 31, 2016, base salary, annual cash incentives, cash bonus, and long-term equity-based incentives were the principal components of compensation for the NEOs. Executives also receive certain benefits and other perquisites. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention. Total “target” compensation mix for NEOs was 21% base salary, 27% cash incentive bonus and 52% long-term incentive compensation which is comparable with the Peer Group 50th percentile target compensation mix.

The differences in the amounts of compensation awarded to the NEOs are primarily a result of comparing each executive's compensation against corresponding market values for industry peers and giving consideration to differences in position and responsibilities among the Company’s NEOs. The responsibilities for each named executive officer are as follows: (i) Mr. Macnab, our Chairman and Chief Executive Officer, is responsible for developing, defining, implementing and executing the Company’s corporate strategy, policies, mission, philosophy, goals and objectives; (ii) Mr. Whitehurst, our President and Chief Operating Officer, is responsible for overseeing the day-to-day operations of the Company including its acquisitions, dispositions, development, property management, underwriting, structured finance, human resources, and legal departments; (iii) Mr. Habicht, our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, is responsible for overseeing all capital, financial reporting, tax, information technology and corporate communication matters of the Company and assisting the corporate secretary with his duties;

(iv) Mr. Bayer, our Executive Vice President and Chief Investment Officer, is responsible for overseeing the leasing, asset management, due diligence and underwriting groups of the Company; and (v) Mr. Horn, our Executive Vice President and Chief Acquisition Officer, is responsible for leading our acquisition department. Our Committee believes that the different levels of compensation provided to the NEOs are commensurate to the responsibilities of each executive.

Base Salary

The Committee sets and adjusts the base salaries of our NEOs based on the qualifications, experience, scope of responsibilities and past performance of each executive, the practices of and salaries awarded by our Peer Group, and other factors deemed appropriate by the Committee. The base salary of each named executive officer has been below the Peer Group median in recent years. Based on these criteria and consistent with the Committee’s plan to make base salaries more comparable to the median base salaries of the Peer Group, the Committee approved 2016 base salary increases for our NEOs ranging from 2.8% to 8.3% (4.3% weighted average). After these increases, 2016 base salaries for NEOs were comparable with median levels for the Peer Group, ranging from 94% to 101% of median levels.

Annual Incentive Compensation

Cash Incentive Bonus. We believe that a significant portion of each NEO's total compensation should be provided in the form of incentive compensation. For 2016, the Committee approved annual cash incentive bonus opportunities based upon per share profitability tempered with potential reductions in bonus amounts if balance sheet leverage rose above 50%. Profitability was based on FFO per share, excluding impairments of real estate and loan investments, and ranged from $2.25 per share for “threshold” performance to $2.29 per share for “target” level performance to $2.36 per share for “maximum” performance. Each NEO's bonus opportunity for threshold, target and maximum performance is set forth in the table below. Straight line interpolation is used to determine awards for results in between performance levels. The Committee reserved the right, in its sole discretion, to review and further modify the executive compensation program.

	2016 Annual Cash Incentive Bonus Opportunity (as % of Base Salary)
Position	Threshold	Target	Maximum	2016 Actual
Chairman & Chief Executive Officer	75.0%	150%	225.0%	214.3%
President & Chief Operating Officer	57.5%	115%	172.5%	164.3%
EVP, CFO, Asst Secretary, & Treasurer	57.5%	115%	172.5%	164.3%
EVP & Chief Investment Officer	55.0%	110%	165.0%	157.1%
EVP & Chief Acquisition Officer	50.0%	100%	150.0%	142.9%

Executive officers receiving a cash incentive bonus may elect to have such bonus paid in cash or in stock of the Company. If an NEO elects to have the cash incentive bonus paid in stock, the NEO is entitled to receive restricted stock in an amount equal to 125% of the cash incentive bonus, vesting on the third anniversary from grant date based on continued service.

Based on our actual 2016 FFO per share results of $2.35 per share (excluding impairments), which finished between target and maximum performance goals, the Committee approved annual cash incentive bonus awards for NEOs ranging from 142.9% to 214.3% of base salary. Additionally, the Committee determined that these payments were consistent with the strong performance of the executive management team. These cash incentive awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentive Compensation

For 2016, the Committee approved long-term incentive compensation opportunities for executive officers provided through an equally weighted mix of performance-based restricted stock and service-based restricted stock. Total target award opportunities for NEOs ranged from 160% to 315% of base salary, varying by position, as set forth in the table below.

	2016 Target Long-Term Incentive Award Opportunity (as % of Salary)
Position	Performance Restricted Shares	Service Restricted Shares	Total Target Award
Chairman & Chief Executive Officer	157.5%	157.5%	315%
President & Chief Operating Officer	120%	120%	240%
EVP, CFO, Assistant Secretary, & Treasurer	100%	100%	200%
EVP & Chief Investment Officer	80%	80%	160%
EVP & Chief Acquisition Officer	80%	150%	230%

Service-based restricted stock vests annually over a four-year period to enhance retention and promote long-term equity ownership. Performance-based restricted stock vests, if at all, at the end of three years on January 1, 2019. Vesting for performance-based restricted stock is tied to our total shareholder return relative to other companies in the NAREIT All Equity REIT Index for the three-year period ending December 31, 2018. The Committee chose this comparator group to allow for performance assessments within our applicable industry group. Total Shareholder Return ("TSR") includes stock price appreciation plus dividends over the three-year period, with calculations for the Company and comparators based on ten-day average closing stock prices leading up to the start and end of the measurement period. Performance levels and corresponding award funding levels for 2016 performance-based restricted stock grants are summarized in the following table.

Performance Level	3-Year Relative TSR Positioning	% of Target Award Funded
Below Threshold	Below 33rd Percentile	0%
Threshold	33rd Percentile	50%
Target	50th Percentile	100%
Superior	75th Percentile or Above	200%

For performance-based restricted share grants, 50% of the corresponding target award opportunity is earned for threshold performance, 100% for target performance, and 200% for maximum performance. No performance-based shares are earned for results below the threshold level. Straight line interpolation is used to determine awards for results in between performance levels.

The number of shares of service-based restricted stock and performance-based restricted stock granted was based on the average closing share price of our Common Stock for ten days prior to the grant date ($44.173 per share). Accordingly, the Committee approved grants of service-based restricted stock and target grants of performance-based restricted stock to Messrs. Macnab (27,544 service-based and 27,544 performance-based shares), Whitehurst (14,262 service-based and 14,262 performance-based shares), Habicht (10,187 service-based and 10,187 performance-based shares), Bayer (6,610 service-based and 6,610 performance-based shares), and Horn (11,036 service-based and 5,886 performance-based shares) as shown in the Grants of Plan-Based Awards Table. The service-based restricted stock shall vest pro-rata in annual increments over a four-year period, and performance-based restricted stock shall vest, if at all, at the end of the three-year period on January 1, 2019, to the extent earned.

Executive officers are entitled to receive dividends on unvested shares of service-based restricted stock. Dividends payable on performance-based restricted stock will accumulate and be payable to the executive officers only if and to the extent the shares vest. No tax gross-ups shall be paid to the executive officers on any service-based restricted stock nor on any performance-based restricted stock.

In 2014, the executive officers were granted a performance-based restricted stock award as part of the 2014 executive compensation plan. Vesting for this award was tied to our total shareholder return relative to all Equity REITs in the NAREIT Index for the three-year period ending December 31, 2016. The Company’s total shareholder return during this period was in the 72.0 percentile compared to all Equity REITs in the NAREIT Index. As a result, executive officers earned approximately 187.2% of the target number of shares granted. These shares are included in the Outstanding Equity Awards at Fiscal Year End because they did not vest until January 1, 2017.

Benefits and Other Perquisites

We provide benefits to our executive officers under the National Retail Properties, Inc. Retirement Plan. We do not sponsor a defined benefit pension plan for our executive officers or any other associates. Our NEOs are eligible to receive, on the same basis as other associates, employer matching contributions under the plan. This allows our executive officers to save for retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers.

Our NEOs are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as associates who meet applicable eligibility criteria.

We do not consider perquisites to be a principal component of our executive officers’ compensation. Costs attributed to the perquisites and other personal benefits afforded to the named executive officers for the fiscal year ended December 31, 2016, are shown in the “Other Compensation” column of the Summary Compensation Table below.

We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

Executive Compensation Tables
The following table shows total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2016, 2015, and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig Macnab Chief Executive Officer	2016	$772,500	—	$3,137,278	—	$1,655,468	—	$17,053	$5,582,299
	2015	$750,000	—	$2,490,624	—	$1,687,500	—	$14,332	$4,942,456
	2014	$735,000	—	$2,738,304	—	$1,653,750	—	$152,981	$5,280,035

Julian E. Whitehurst President and Chief Operating Officer	2016	$525,000	—	$1,624,442	—	$862,575	—	$16,308	$3,028,325
	2015	$510,000	—	$1,290,391	—	$879,750	—	$14,332	$2,694,473
	2014	$495,000	—	$1,405,072	—	$853,875	—	$81,524	$2,835,471

Kevin B. Habicht Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer	2016	$450,000	—	$1,160,299	—	$739,350	—	$16,564	$2,366,213
	2015	$422,500	—	$890,803	—	$728,813	—	$14,332	$2,056,448
	2014	$410,000	—	$969,845	—	$707,250	—	$76,557	$2,163,652

Paul E. Bayer Executive Vice President and Chief Investment Officer	2016	$365,000	—	$752,914	—	$573,415	—	$15,964	$1,707,293
	2015	$355,000	—	$598,785	—	$585,750	—	$13,852	$1,553,387
	2014	$335,000	—	$633,940	—	$552,750	—	$45,808	$1,567,498

Stephen A. Horn, Jr. Executive Vice President and Chief Acquisition Officer	2016	$325,000	—	$900,620	—	$464,425	—	$112,173	$1,802,218
	2015	$300,000	—	$514,615	—	$450,000	—	$126,414	$1,391,029
	2014	$250,000	—	$1,307,274	—	$375,000	—	$96,405	$2,028,679

__________

(1)
The amounts in column (e) represent the grant date fair value with respect to the fiscal year in accordance with FASB ASC Topic 718. Further information regarding the valuation of stock awards and any assumptions made can be found in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. Assuming “maximum” performance is achieved for the 2016 grant results in the fair value provided in the table above.

(2)
The amounts in column (g) represent the annual incentive cash bonuses awarded to the NEOs, which are discussed under “Compensation Discussion and Analysis - Annual Incentive Compensation (Cash Incentive Bonus).”

(3)	The amounts in column (i) represent: (See discussion under Compensation and Discussion Analysis - Long-Term Incentive Compensation.)

•
reimbursement payments for taxes incurred in connection with the vesting of restricted stock awards granted prior to 2010 which vested during 2014 ($138,949 for Mr. Macnab, $67,492 for Mr. Whitehurst, $62,525 for Mr. Habicht, $32,256, and $32,256 for Mr. Bayer), and during 2016, 2015 and 2014 ($97,482, $112,874, and $83,165, respectively, for Mr. Horn). No tax reimbursements have been provided for vesting of restricted stock granted to executive officers since 2009, with the exception of Mr. Horn who received tax reimbursement through 2014 for grants he received while serving in a non-executive role;

•	the Company’s contribution to the Company’s 401(k) plan on behalf of each of the NEOs in an amount of $13,800 in 2016, $13,300 in 2015, and $13,000 in 2014;

•
group term life insurance premiums paid by the Company with respect to life insurance for the benefit of the NEOs during 2016, 2015, and 2014 ($1,584, $1,032, and $1,032, respectively, for Mr. Macnab, $1,032, $1,032, and $1,032, respectively, for each of Messrs. Whitehurst and Habicht, $1,032, $552, and $552, respectively, for Mr. Bayer, and $360, $240, and $240, respectively, for Mr. Horn);

•
additional executive life insurance premiums paid by the Company with respect to life insurance for the benefit of the NEOs during 2016 ($1,669 for Mr. Macnab, $1,476 for Mr. Whitehurst, $1,732 for Mr. Habicht, $1,132 for Mr. Bayer, and $531 for Mr. Horn).

The following table sets forth certain information with respect to grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2016.

Grants of Plan-Based Awards

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Craig Macnab	--	(1)	$579,375	$1,158,750	$1,738,125	—	—	—	—	—	—	—
	02/26/16	(2)	—	—	—	—	—	—	27,544	—	—	$1,231,217
	02/26/16	(3)	—	—	—	13,772	27,544	55,087	—	—	—	$1,231,217

Julian E. Whitehurst	--	(1)	$301,875	$603,750	$905,625	—	—	—	—	—	—	—
	02/26/16	(2)	—	—	—	—	—	—	14,262	—	—	$637,511
	02/26/16	(3)	—	—	—	7,131	14,262	28,524	—	—	—	$637,511

Kevin B. Habicht	--	(1)	$258,750	$517,500	$776,250	—	—	—	—	—	—	—
	02/26/16	(2)	—	—	—	—	—	—	10,187	—	—	$455,359
	02/26/16	(3)	—	—	—	5,094	10,187	20,374	—	—	—	$455,359

Paul E. Bayer	--	(1)	$200,750	$401,500	$602,250	—	—	—	—	—	—	—
	02/26/16	(2)	—	—	—	—	—	—	6,610	—	—	$295,467
	02/26/16	(3)	—	—	—	3,305	6,610	13,221	—	—	—	$295,467

Stephen A. Horn, Jr.	--	(1)	$162,500	$325,000	$487,500	—	—	—	—	—	—	—
	02/26/16	(2)	—	—	—	—	—	—	11,036	—	—	493,309
	02/26/16	(3)	—	—	—	2,943	5,886	11,772	—	—	—	263,102

__________

(1)
The amounts shown in columns (c)-(e) reflect the annual incentive cash bonus potential under the Executive Compensation Program. The actual cash bonus amounts earned by each NEO in 2016 are included under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. For a detailed discussion, see “Compensation Discussion and Analysis - Annual Incentive Compensation (Cash Incentive Bonus)” above.

(2)
The amounts shown in column (i) reflect the service-based restricted stock issued under our Restricted Stock Plan in 2016. These shares are only subject to time-based vesting and vest 25% per year over a four-year period.

(3)
The amounts shown in columns (f), (g) and (h) reflect the performance-based stock grants issued under the Executive Compensation Program. The potential stock bonus is based on our Total Shareholder Return (“TSR”) performance relative to other REITs for the three-year period ending December 31, 2018. This performance-based stock award amount is determined in accordance with FASB ASC Topic 718, using a Monte Carlo simulation model.

The following table sets forth certain information with respect to equity awards outstanding as of December 31, 2016, for each of the NEOs. All shares are valued based on the Company’s closing stock price of $44.20 per share on December 31, 2016.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)
Craig Macnab	—	—	—	—	—	74,671	(1)	$3,300,458	(1)	70,885	(4)	$3,133,117
										57,003	(5)	$2,519,533
										55,087	(8)	$2,434,845
Julian E. Whitehurst	—	—	—	—	—	38,728	(2)	$1,731,142	(2)	36,373	(4)	$1,625,873
										29,533	(5)	$1,320,125
										28,524	(8)	$1,275,023
Kevin B. Habicht	—	—	—	—	—	27,076	(3)	$1,196,759	(3)	25,106	(4)	$1,109,685
										20,388	(5)	$901,150
										20,374	(8)	$900,531
Paul E. Bayer	—	—	—	—	—	17,759	(6)	$784,948	(6)	16,411	(4)	$725,366
										13,705	(5)	$605,761
										13,211	(8)	$584,368
Stephen A. Horn, Jr.	—	—	—	—	—	50,110	(7)	$2,214,862	(7)	12,247	(4)	$541,317
										11,582	(5)	$511,924
										11,772	(8)	$520,322
__________

(1)	The service-based restricted shares vest as follows: 30,901 in 2017, 22,873 in 2018, 14,011 in 2019, and 6,886 in 2020.

(2)	The service-based restricted shares vest as follows: 16,102 in 2017, 11,805 in 2018, 7,256 in 2019, and 3,565 in 2020.

(3)	The service-based restricted shares vest as follows: 11,201 in 2017, 8,234 in 2018, 5,095 in 2019, and 2,546 in 2020.

(4)
The amounts shown in columns (i) and (j) reflect the “maximum” long-term performance-based stock issued on February 12, 2014. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2016. For a detailed discussion of the long-term incentive compensation, see “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

(5)
The amounts shown in columns (i) and (j) reflect the “maximum” long-term performance-based stock issued on February 17, 2015. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2017. For a detailed discussion of the long-term incentive compensation, see “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

(6)	The service-based restricted shares vest as follows: 7,325 in 2017, 5,417 in 2018, 3,365 in 2019, and 1,652 in 2020.

(7)	The service-based restricted shares vest as follows: 30,636 in 2017, 10,456 in 2018, 6,259 in 2019, and 2,759 in 2020.

(8)
The amounts shown in columns (i) and (j) reflect the “maximum” long-term performance-based stock issued on February 16, 2016. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2018. For a detailed discussion of the long-term incentive compensation, see “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

The following table sets forth certain information with respect to stock options that were exercised and restricted and performance-based stock that vested during the fiscal year ended December 31, 2016.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Craig Macnab	--	--	82,604	$3,308,290
Julian E. Whitehurst	--	--	43,891	$1,757,835
Kevin B. Habicht	--	--	30,308	$1,213,835
Paul E. Bayer	--	--	19,596	$784,820
Stephen A. Horn, Jr.	--	--	10,831	$433,782

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)(a)	Weighted average exercise price of outstanding options, warrants and rights (2)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—	—	3,088,970

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	3,088,970

(1)	Consists entirely of common shares authorized for issuance under the 2007 Performance Incentive Plan.

(2)	Excludes 3,444 restricted shares granted and 227,338 phantom shares credited under the Deferred Fee Plan for Directors. No exercise price is required to be paid upon the vesting of restricted shares.

Potential Payments Upon Termination or Change of Control

Effective December 1, 2008, the Company entered into new employment agreements with Messrs. Macnab, Whitehurst, Habicht, and Bayer, each as amended effective November 8, 2010, in order to comply with Section 409A of the Code. The Company entered into an employment agreement with Mr. Horn on January 2, 2014. The Company amended and restated the employment agreement of Mr. Whitehurst on September 29, 2016, which amended and restated agreement will become effective on April 28, 2017. Each employment agreement is subject to automatic successive two-year renewals unless one party provides written notice to the other party of non-renewal 60 days prior to the expiration date of the agreement. The initial expiration date for each employment agreement was as follows: (a) May 16, 2011, for Mr. Macnab; (b) August 17, 2011, for Messrs. Habicht and Whitehurst; (c) January 2, 2011, for Mr. Bayer, and (d) January 2, 2015, for Mr. Horn. Messrs. Macnab, Habicht, Whitehurst, Bayer, and Horn are collectively referred to herein as the “Executives” and each, an “Executive.” Each agreement contains severance provisions that provide for payment to the Executive upon the occurrence of certain events, including death or disability, termination by the Company for “cause” or by the Executive without “good reason,” termination by the Company without “cause” or by the Executive with “good reason,” termination upon expiration of the employment agreement, and, with respect to Mr. Whitehurst only, effective as of April 28, 2017, termination upon retirement. In the event the Executive is unable to perform his job duties due to death or disability, each agreement provides for payment of his accrued salary, a prorated performance bonus and, for a period of one year following termination of the agreement due to death, health benefits under the Company’s health plans and programs to the Executive’s dependents. In the event the Executive is terminated by the Company for “cause” or the Executive terminates his employment agreement without “good reason,” the Executive is entitled to his accrued salary and benefits prior to the date of termination.

Each agreement and the Executive Compensation Program also contain severance provisions that call for payment to the Executive of the following amounts in the event that he is terminated without “cause” or he resigns for “good reason”:

•	accrued and unpaid salary through the date of termination;

•	a cash payment equal to 200% (with respect to Messrs. Bayer and Horn), 250% (with respect to Messrs. Habicht and Whitehurst), and 300% (with respect to Mr. Macnab) of his respective annual salary;

•
a cash payment equal to 200% (with respect to Messrs. Bayer and Horn), 250% (with respect to Messrs. Habicht and Whitehurst), and 300% (with respect to Mr. Macnab) of his respective average bonus for the last three years of employment under the agreement;

•
immediate vesting of his service-based restricted stock awards, stock options and other equity awards, and all performance-based awards will be allowed to run their course to determine the performance level, and the executive officers will receive such award upon vesting;

•
for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

•	in the event of such a termination upon or after a “change of control,” a prorated annual non-equity bonus at the target level for the year in which termination occurred.

In connection with his promotion to Chief Executive Officer effective as of April 28, 2017, Mr. Whitehurst's cash payment in the event that he is terminated without "cause" or he resigns for "good reason" will be increased to 300% of his annual salary.

Under the terms of the Amended Whitehurst Employment Agreement, which becomes effective April 28, 2017, Mr. Whitehurst would be entitled the following payments upon Retirement:

•	accrued and unpaid salary through the date of retirement;

•	a prorated annual non-equity bonus at the target level for the year in which retirement occurred;

•
for a period of one year after retirement (but in no event after Mr. Whitehurst becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

•
service-based restricted stock awards will accelerate on a pro rata amount based on the date of retirement; and all performance-based units and restricted stock awards will be allowed to run their course to determine the performance level and Mr. Whitehurst will receive a pro rata share based on the date of retirement.

“Retirement” is defined in the Amended Whitehurst Employment Agreement as voluntary termination of employment by Mr. Whitehurst following the date that Mr. Whitehurst attains age 64, accompanied by written notice from Mr. Whitehurst to the Board in accordance at least 60 days prior to the proposed effective date of retirement notifying the Company of Mr. Whitehurst’s election to retire, which such election shall be irrevocable. Because Mr. Whitehurst was not 64 as of December 31, 2016, no Retirement payments would have been payable to Mr. Whitehurst if he retired on that date. No other employment agreement between the Company and an Executive Officer provides for payments upon retirement.

Under each employment agreement and the Executive Compensation Program, in the event the agreement naturally terminates at the end of its term because the Company elects not to renew, the Executive will be entitled to the following severance payments:

•	accrued and unpaid salary through the date of termination;

•	a cash payment equal to 100% of his annual salary;

•
service-based restricted stock awards will accelerate on a pro rata amount based on the date of termination; and all performance-based units and restricted stock awards will be allowed to run their course to determine the performance level and the executive officers will receive a pro rata share based on the date of termination;

•
for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

•	a prorated annual non-equity bonus at the target level for the year in which termination occurred.

In addition to the foregoing payments, each Executive, other than Mr. Horn and other than Mr. Whitehurst, effective as of April 28, 2017, will be entitled to gross-up payments to the extent such payments result in the imposition of excise tax, interest or penalties. In connection with the Company's policy to cease providing gross-up payments, Mr. Whitehurst agreed to eliminate any such entitlements to gross-up payments in the Amended Whitehurst Employment Agreement. The Committee does not intend to provide excise tax gross-up payments in any future employment agreements.

“Cause” is defined in each Executive’s agreement as the Executive’s:

•
conviction of (or pleading nolo contendere to) an indictment or information that is filed against Executive and is not discharged or otherwise resolved within 12 months thereafter, and said indictment of information charged Executive with a felony, any crime of moral turpitude, fraud or any act of dishonesty or any crime which is likely to result in material injury, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries;

•	the continued failure by Executive substantially to perform his duties or to carry out the lawful written directives of the Board of Directors;

•
material breach of a fiduciary duty, including disclosure of any conflicts of interest that are known to the Executive, or with reasonable diligence should be known, relating to Executive’s employment with the Company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his duties) which is materially injurious, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries; or

•	material breach of the non-competition and confidentiality clauses set forth in his employment agreement.

“Good reason” is defined in each agreement, unless otherwise consented to by Executive, as:

•	a material reduction in Executive’s position, authority, duties or responsibilities;

•	a reduction in the annual salary of Executive;

•	the relocation of Executive’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida;

•	the Company’s material breach of his employment agreement;

•	the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform his employment agreement; or

•	with respect to Mr. Whitehurst, effective April 28, 2017, a change in Executive’s reporting responsibilities such that he is no longer reporting directly to the Board of Directors.

“Change of control,” as defined in each agreement, means:

•
a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities, provided, however, that in no event shall a change of control for purposes of each agreement be deemed to have arisen merely by virtue of a “person” or “group” having become a direct or indirect owner of Company securities (such that a change of control would otherwise have been deemed to have occurred), if the Executive is a member of such person or group; or

•
the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (ii) the persons who were the beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

The amount of compensation payable to each Executive upon any termination is shown below. All estimates are based on an assumed termination date of December 31, 2016. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table. All estimates for Mr. Whitehurst are based on the terms of his current employment agreement, not the Amended Whitehurst Employment Agreement.

Termination Upon Death or Disability

Name	Salary (1)	Bonus	Early Vesting of Incentive Awards (2)	Other (3)	Total
Craig Macnab	$128,750	$1,158,750	$7,344,272	$17,053	$8,648,825
Julian E. Whitehurst	$87,500	$603,750	$3,798,681	$16,308	$4,506,239
Kevin B. Habicht	$75,000	$517,500	$2,652,442	$16,564	$3,261,506
Paul E. Bayer	$60,833	$401,500	$1,742,629	$15,964	$2,220,926
Stephen A. Horn, Jr.	$54,167	$325,000	$3,001,622	$14,691	$3,395,480
__________

(1)	Payable in the case of death only and represents payment of two months of the Executive’s salary.

(2)	Represents early vesting of certain service-based and performance-based cash and/or stock awards.

(3)	Represents payment of health benefits for spouse and dependents of Executive for one year following the event of death.

Termination by the Company without Cause; Termination by Executive for Good Reason

Name	Severance Amount		Early Vesting of Incentive Awards (4)	Other (5)	Change of Control Payment (6)	Total
Craig Macnab	$7,314,218	(1)	$7,344,272	$17,053	$1,158,750	$15,834,293
Julian E. Whitehurst	$3,476,000	(2)	$3,798,681	$16,308	$603,750	$7,894,739
Kevin B. Habicht	$2,937,844	(2)	$2,652,442	$16,564	$517,500	$6,124,350
Paul E. Bayer	$1,871,277	(3)	$1,742,629	$15,964	$401,500	$4,031,370
Stephen A. Horn, Jr.	$1,509,617	(3)	$3,001,622	$112,173	$325,000	$4,948,412
__________

(1)
Represents a cash payment of 300% of annual salary payable in equal installments over a 12-month period, and a cash payment of 300% of Mr. Macnab's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.

(2)
Represents a cash payment of 250% of annual salary payable in equal installments over a 12-month period, and a cash payment of 250% of Mr. Whitehurst's and Mr. Habicht's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.

(3)
Represents a cash payment of 200% of annual salary payable in equal installments over a 12-month period, and a cash payment of 200% of Mr. Bayer’s and Mr. Horn's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.

(4)
Represents early vesting of certain service-based and performance-based cash and/or stock awards. Certain awards that are to be paid based upon actual future performance were calculated assuming “target” performance. If “maximum” performance is achieved, the payout of early vesting would result in: Mr. Macnab - $8,087,495; Mr. Whitehurst - $4,173,806; Mr. Habicht - $2,911,366; Mr. Bayer - $1,915,495; and Mr. Horn - $1,573,564.

(5)	Represents payment of health benefits, health plans and other perquisites.

(6)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable in a single sum if the Executive is terminated upon or following a change of control.

Termination upon Expiration of the Employment Agreement

Name	Severance Amount (1)	Early Vesting of Incentive Awards (2)	Other (3)	Bonus (4)	Total
Craig Macnab	$772,500	$6,112,854	$17,053	$1,158,750	$8,061,157
Julian E. Whitehurst	$525,000	$3,160,934	$16,308	$603,750	$4,305,992
Kevin B. Habicht	$450,000	$2,202,074	$16,564	$517,500	$3,186,138
Paul E. Bayer	$365,000	$1,446,937	$15,964	$401,500	$2,229,401
Stephen A. Horn, Jr.	$325,000	$2,742,846	$112,173	$325,000	$3,505,019
__________

(1)	Represents cash payment of 100% of annual salary payable in equal installments over a 12-month period.

(2)	Represents early vesting of certain service-based and performance-based cash and/or stock awards.

(3)	Represents payment of health benefits, health plans and other perquisites for one year following termination.

(4)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable in a single sum.

Payments Upon Retirement of Mr. Macnab
On September 29, 2016, the Company announced that, as the culmination of the Company’s long-term executive succession planning process, Craig Macnab will retire from employment with the Company and as a member of the Board of Directors effective as of April 28, 2017 (such date, the “Effective Date”). In connection with Mr. Macnab’s retirement, the Company and Mr. Macnab entered into a Retirement and Transition Agreement (the “Retirement Agreement”). Under the terms of the Retirement Agreement, Mr. Macnab will be eligible to receive the following payments upon his retirement on the Effective Date:

•	accrued and unpaid salary through the Effective Date;

•	a cash payment equal to 100% of his annual salary payable in equal installments over a 12-month period;

•
for a period of one year after the Effective Date (but in no event after Mr. Macnab becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company;

•	a prorated annual non-equity bonus at the target level for the period beginning January 1, 2017 through the Effective Date;

•	a special retirement bonus in an amount equal to $750,000 in a lump sum; and

•
vesting of his service-based restricted stock awards and other equity awards immediately prior to the Effective Date, and all performance-based awards will be allowed to run their course to determine the performance level, and the executive officers will receive such award upon vesting.

In order to facilitate the transition, Mr. Macnab will make himself available to consult with the Company for the 20-month period following the Effective Date. In consideration for the consulting services, commencing on the Effective Date, the Company will pay Mr. Macnab a monthly fee of $60,000. To further strengthen his alignment with shareholder interests during 2017, Mr. Macnab will also receive a performance-based vesting restricted stock award in accordance with the 2017 executive compensation plan approved by the Board.

Mr. Macnab will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Company and he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in his employment agreement and the Retirement Agreement. Because the above retirement payments are contingent on Mr. Macnab’s continued service through the Effective Date, none of the foregoing payments would have been payable to Mr. Macnab if he retired on December 31, 2016.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that the Company incorporated it by specific reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, both filed with the SEC.

COMPENSATION COMMITTEE

Robert C. Legler, Chairman
Don DeFosset
David M. Fick
Edward J. Fritsch

PROPOSAL II

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, motivate them to perform to their fullest potential, and align their interests with the interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic and corporate goals. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs and policies, including information about the fiscal 2016 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosure.”

While this vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors, we value the opinions of our stockholders and will consider those opinions and the vote outcome when making future compensation decisions for our named executive officers.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL III

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The Dodd-Frank Act also enables our stockholders, on a non-binding advisory basis, to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal II above. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every three years, two years or one year or may abstain from voting.

Based on a stockholder vote at the 2011 annual meeting, stockholders currently cast this advisory vote every year. Our Board of Directors places value on feedback from our stockholders on named executive officer compensation. Accordingly, the Board of Directors recommends that stockholders vote in favor of an advisory vote on named executive officer compensation every year.

While this vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors, we value the opinions of our stockholders and will consider those opinions and the vote outcome when determining how frequently to hold an advisory vote on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option advised by our stockholders. The option - three years, two years or one year - that receives the most votes will be deemed advised by our stockholders.

The Board of Directors unanimously recommends a vote FOR EVERY YEAR for the frequency of presenting an advisory vote on executive compensation.

PROPOSAL IV

APPROVAL OF THE
NATIONAL RETAIL PROPERTIES, INC. 2017 PERFORMANCE INCENTIVE PLAN
Our Board of Directors adopted the National Retail Properties, Inc. 2017 Performance Incentive Plan (the “Plan”) on February 14, 2017, subject to the approval of our stockholders. The Board of Directors is recommending the Plan to our stockholders for approval. The Plan is intended to replace the National Retail Properties, Inc. 2007 Performance Incentive Plan (the “2007 Plan”), which has expired.
Reasons for the Plan
The Board of Directors established the Plan to promote the best interests of the Company and its stockholders by assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative, providing an incentive to such persons to contribute to the growth and success of our businesses by affording such persons equity participation in the Company and associating the interests of such persons with those of the Company and its affiliates and stockholders.
As of February 28, 2017, under the 2007 Plan, (i) a total of 3,053,686 shares of common stock were subject to outstanding awards and (ii) a total of 2,846,314 shares of common stock were remaining under the 2007 Plan. Based upon the last reported sale price on the New York Stock Exchange on February 28, 2017 ($45.24 per share), the maximum aggregate value of the 2,846,314 shares of common stock remaining under the 2007 Plan would be $128,767,245.
In connection with the design and adoption of the Plan, the Board of Directors and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our “burn rate” under the 2007 Plan) and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares being requested for authorization under the Plan is 1,800,000 shares. The requested aggregate share reserve under the Plan represents 1,046,314 shares less than the remaining share capacity under the 2007 Plan as of February 28, 2017.
The 2007 Plan expired on March 12, 2017, leaving no shares of common stock available for issuance under the 2007 Plan after said date. Accordingly, if the Plan is not approved by our stockholders, we will be unable to maintain our current equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. For this reason, the Board of Directors believes that implementing the Plan will be essential in achieving the purposes of the Plan set forth above.
No grants under the Plan will be made following the date of the 2017 Annual Meeting of Stockholders unless the stockholders approve the Plan.
Considerations for the Approval of the Plan
The Plan has been designed to build upon the effectiveness of the 2007 Plan and incorporates corporate governance best practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of the primary factors to be considered by stockholders in connection with approving the Plan:

•	Governance Best Practices. The Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:

◦
No “liberal” share recycling. Shares granted but not issued in connection with the net settlement of stock appreciation rights and shares that are tendered or withheld to satisfy any tax withholding obligations or payment of a stock option or stock appreciation right exercise price may not again be available for issuance under the Plan.

◦
No repricings or cash buyouts. Repricing of stock options and stock appreciation rights and the cancellation of “out-of-the money” stock options and stock appreciation rights for cash or other awards are not permitted without prior stockholder approval.

◦
No evergreen provision. As with the 2007 Plan, the Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.

◦	Clawback of awards. Awards granted under the Plan will be subject to any clawback or recoupment policies or procedures that the Company has in effect from time to time.

◦
No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per share exercise price less than 100% of our common stock’s fair market value on the date of grant.

◦
Limit on non-employee director compensation. The Plan limits the maximum compensation, including cash and equity, that may be paid to any individual for service as a non-employee director to no more than $500,000 per year.

◦
Restricted dividend equivalents on performance vesting awards. The Plan permits payment of dividend equivalents on awards subject to a performance vesting condition only if and when the underlying award vests.

•
Modest Share Usage and Stockholder Dilution. When determining the number of shares authorized for issuance under the Plan, the Board of Directors and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage.

◦
Our modest three-year average burn rate of .19%, based on Target grant levels, demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. Currently approximately half of all equity grants to executive officers are provided in the form of performance shares.

◦
We are committed to limiting stockholder dilution from our equity compensation programs. Over the past three years, our overhang has averaged 2.9%. If the Plan is approved by our stockholders, our overhang would be 1.7%. We calculate “overhang” as the total of (i) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (ii) the total number of shares outstanding.

◦
Based on our conservative usage of shares authorized for issuance under the 2007 Plan and our reasonable expectation of future equity usage, we believe that the number of shares being requested for authorization under the Plan will last five years.

•
Section 162(m) of the IRC. As discussed in more detail in “Section 162(m) Performance Goals” below, approval by our stockholders of the Plan will provide us greater flexibility to grant cash- and equity-based awards that qualify as performance-based compensation in accordance with Section 162(m).

•
Stock Ownership Guidelines. The Company’s executive officers, which include all of our NEOs, and non-employee directors are subject to stock ownership guidelines, as described in “Executive Compensation - Compensation Discussion and Analysis - What Our Compensation Program is Designed to Reward and Other Policies.”

•
Attract and Retain Talent. We grant equity incentive awards to a broad spectrum of our employees, not only executives and named executive officers. Approving the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company necessary to our success following the expiration of the 2007 Plan.

Section 162(m) Performance Goals
Stockholder approval of the Plan will constitute approval of the material terms of the performance goals under the Plan for purposes of Section 162(m) of the Code (“Section 162(m)”). We are seeking stockholder approval of the material terms of the performance goals under the Plan to provide us with flexibility to grant awards that meet the requirements to avoid the disallowance of tax deductibility under Section 162(m).
Section 162(m) generally limits the federal income tax deduction for compensation paid to any person who serves as chief executive officer or who is one of the three other most highly compensated executive officers, other than the chief financial officer, of a publicly held corporation to $1 million per year, with an exception for qualified performance-based compensation.
One of the requirements of the qualified performance-based compensation exception under Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, stockholders. For purposes of Section 162(m), the material terms of the performance goals are:

•	the individuals eligible to receive compensation (see “Summary of the Plan-Eligibility” below);

•	a description of the business criteria on which the performance goals are based (see “Summary of the Plan-Stock Awards and Performance-based Compensation” below); and

•
either the maximum amount of compensation that could be paid to an employee if the performance goals are attained or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained (see “Summary of the Plan-Maximum Shares and Individual Award Limits” below).

By approving the Plan, our stockholders will provide us with flexibility to structure certain cash- and equity-based awards payable to our executive officers as qualified performance-based compensation under Section 162(m). If our stockholders do not approve the Plan, the compensation paid to our executive officers may not be entirely deductible under Section 162(m).
Summary of the Plan
The Plan authorizes the issuance of options to purchase shares of common stock and the grant of bonus stock awards, restricted common stock awards, restricted stock units, stock appreciation rights (“SARs”), deferred shares, performance shares, performance units and cash bonus awards. Set forth below is a summary of the material terms of the Plan. The statements contained in the summary are intended only to summarize the Plan and are qualified in their entirety by reference to the Plan itself. For a more complete description of the terms of the Plan, you should read a copy of the Plan which is attached to this Proxy Statement as Annex A.
Summary
Administration.  Administration of the Plan has been delegated to the Board of Directors unless the Board of Directors delegates all or any portion of its authority to administer the Plan to a committee (the “Committee”). The Committee shall consist solely of two or more independent, non-employee directors who are “outside directors” within the meaning of Section 162(m). To the extent not prohibited by our charter or bylaws and as permitted under the Maryland General Corporation Law, the Committee, in its discretion, may delegate to one or more officers of the Company, all of part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.
Eligibility.  All of our officers and employees, and those of our subsidiaries and affiliates (as such terms are defined in the Plan), are eligible to participate in the Plan. Our Directors and other persons who provide consulting services to us and our affiliates are also eligible to participate in the Plan.
Maximum Shares and Individual Award Limits.  Under the Plan, subject to adjustment and other than with respect to substitute awards (i.e., awards granted as replacements for awards granted by a company or a business that we acquire or with which we combine), the maximum number of shares of common stock that may be subject to awards is 1,800,000. There is no provision for automatically increasing either the number of shares of common stock or the number of performance units allocated to the Plan without further approval by the stockholders. No one participant may receive in any one calendar year (i) options and SARs that relate to more than 500,000 shares of common stock, (ii) performance units that relate to more than 500,000 shares of common stock for each full or fractional year included in the performance period for the grant of performance units during such calendar year, (iii) performance units denominated in cash which could result in a payout to the participant of more than $6,000,000, and (iv) performance awards which could result in a payout to the participant of more than $6,000,000. In addition, no Director may receive in any one calendar year more than $500,000 in the aggregate in equity-based awards and cash compensation. The maximum number of shares that may be issued as incentive stock options is 1,000,000. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our stockholders as the Committee determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar event. If an option terminates, expires or becomes un-exercisable, or shares of common stock subject to a stock award, grant of performance shares or performance units, grant of deferred shares or SAR are forfeited, the shares subject to such option, stock award, grant of performance shares, grant of deferred shares or SAR are available under the first sentence of this paragraph for future awards under the Plan. In addition, shares that are issued under any type of award under the Plan and that are repurchased or reacquired by us at the lesser of fair market value and the original purchase price for such shares are also available under the first sentence of this paragraph for future awards under the Plan. All shares subject to SARs that are exercised and settled in shares and all shares that are withheld by the Company or tendered to the Company in satisfaction of the tax withholdings, exercise price or purchase price due with respect to a SAR or option will not again be available for future issuance under the Plan. Finally, to the extent that an award is settled in cash or a form other than shares of common stock, the shares of common stock that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan.
Stock Options.  The Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options not intended to so qualify. The Committee will select the participants who are granted options and, consistent with the terms of the Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price for options cannot be less than the common stock’s fair market value on the date the option is granted. Generally, the option price may be paid in cash, cash equivalents acceptable to the Committee, shares of common stock held by the participant at the time of exercise, payment through a broker-dealer sale and remittance procedure, a combination of cash and shares of common stock, or pursuant to any other method provided for in the option agreement. Options may be exercised in accordance with requirements set by the Committee. The maximum period in which an option may be exercised will be fixed by the Committee, provided that the maximum period cannot exceed ten years. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code. Options generally will be nontransferable except in the event of the participant’s death, but the Committee may allow the transfer of non-qualified stock options. Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable upon the earlier of three months following the participant’s termination of service with us or our affiliate or the expiration date under the terms of the participant’s stock option agreement. The right to exercise an option will expire immediately upon the participant’s termination of service with us if the termination is for cause or is a voluntary termination any time after an event that would be grounds for termination for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant’s termination of service or the expiration date under the terms of the participant’s stock option agreement.
Stock Awards and Performance-based Compensation.  The Committee also will select the participants who are granted bonus, restricted common stock or restricted stock unit awards and, consistent with the terms of the Plan, will establish the terms of each bonus, restricted common stock or restricted stock unit award. A bonus, restricted common stock or restricted stock unit award may be subject to payment by the participant of a purchase price for the shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Those requirements may include, for example, a requirement that the participant complete a specified period of employment with the Company or its affiliate or the achievement of certain performance objectives. Any such performance objectives may be based on individual participant performance, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions, and may be measured on an absolute or relative basis. In the case of a performance objective for an award intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives are limited to specified levels of or increases in the Company’s or a business unit’s revenue, sales, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, net operating income, net earnings (either before or after one or more of the following: interest, taxes, depreciation, amortization, other non-cash expenses and non-recurring expenses), gross margin return on investment, increase in the fair market value of the common stock (including but not limited to growth measures and total shareholder return), funds from operations, funds from operations per share, recurring or core funds from operations, adjusted funds from operations, gross or net operating profit, gross or net operating margin, occupancy levels, costs or expenses, debt leverage levels and coverage ratios (including interest and fixed charge), dividend payout ratios, net asset value, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value, expense targets, obtaining additional or retaining existing customer contracts or implementation or completion of projects (including acquisitions and financing transactions). Generally, the Committee has the discretion to modify the performance objectives or the related minimum acceptable level of achievement if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company conducts its business or other events or circumstances render the performance objectives unsuitable.
Stock Appreciation Rights.  The Committee also will select the participants who receive SARs under the Plan. A SAR entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value for a share of common stock at the time of grant of the award. The per share exercise price of a SAR cannot be less than the common stock’s fair market value on the date the SAR is granted. A SAR will be exercisable at such times and subject to such conditions as may be established by the Committee. However, no SAR will be exercisable more than ten years from the grant date. A SAR may be granted either alone or in tandem with other awards under the Plan. The amount payable upon the exercise of a SAR may be settled in cash or by the issuance of shares of common stock.
Deferred Shares.  The Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of common stock, if certain conditions are met. The Committee will select the participants who are granted awards of deferred shares and will establish the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described above, be achieved.
Other Stock Based Awards.  The Committee may also make other awards based on the common stock and settled in common stock. The conditions for earning other stock-based awards are established by the Committee and may include that certain performance objectives, such as those described above, be achieved.
Performance Shares and Performance Units.  The Plan also permits the grant of performance shares and performance units to participants selected by the Committee. A performance share is an award designated in a specified number of shares of common stock that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A performance unit is a cash bonus equal to $1.00 per unit awarded that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A grant of performance units may be settled by payment of cash, shares of common stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives. A grant of performance shares or performance units may provide for the accrual of dividend or other distribution equivalents in cash or additional shares of common stock, provided that such dividends or other distribution equivalents will not be payable until the underlying performance shares or performance units, as applicable, vest and are earned and will only be payable to the extent so earned.
Performance Awards. The Committee may also authorize grants of awards in the form of a cash bonus, which will become payable upon the achievement of specified performance objectives, such as those described above, and upon such terms and conditions as the Committee may determine.
Change in Capitalization.  The number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of a subdivision or consolidation of shares or other capital readjustment, extraordinary dividend, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding without receiving consideration therefore in money, services or property. Such adjustment shall be made by the Committee and its determination shall be final, binding and conclusive.

Merger, Consolidation or Asset Sale.  Except as otherwise specified in an award agreement, in the event of a change of control (as defined in the Plan), the Committee may, in its sole discretion, take any one or more of the following actions with respect to any outstanding awards: (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving corporation) or by the surviving corporation of its parent; (ii) substitution or replacement by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding awards; (iii) acceleration of the vesting of such awards and the lapse of any restrictions thereon or right to exercise such outstanding awards immediately prior to or as of the date of the change of control, and the expiration of such outstanding awards to the extent not timely exercised by the date of the change of control or other date thereafter designated by the Committee; (iv) in the case of a performance unit, performance share or performance award, determination of the level of attainment of the applicable performance condition(s); or (v) cancellation of such award in consideration of a payment.
Cancellation or Clawback of Awards. The Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.
Prohibition on Repricing and Cash Buyout. Subject to the adjustment provision described above, the Committee may not reduce the exercise price of any option or SAR, cancel any option or SAR in exchange for another option or SAR with a lower exercise price or cancel any “out-of-the money” options or SARs in exchange for cash or another award.
Amendment and Termination.  No awards may be granted under the Plan after February 14, 2027, which is the tenth anniversary of the date on which the Plan was initially adopted by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the aggregate number of shares of common stock that may be issued under the Plan, materially increases the benefits accruing under the Plan to participants, changes the class of employees eligible to receive incentive stock options, modifies the Plan’s prohibition on repricing or cash buyouts of options or SARs or stockholder approval is required by any applicable law, regulation or rule, including any rule of the New York Stock Exchange. No amendment or termination shall, without a participant’s consent, adversely affect any rights of such participant under any award outstanding at the time such amendment is made.
Federal Income Tax Aspects of the Plan
The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws.
Incentive Stock Options.  The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.
Nonqualified Stock Options.  The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option, provided that the option is granted with an exercise price no less than the fair market value of the stock on the date of grant. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.
Other Awards.  The payment of other awards under the Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of bonus or restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives bonus or restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant.
Information Regarding Plan Benefits
As described above, the Compensation Committee, in its discretion, will select the participants who receive awards and the size and type of those awards under the Plan, if the Plan is approved by our stockholders. Therefore, the awards that will be made to particular individuals or group of individuals in the future under the Plan are not determinable at this time. Information regarding awards granted to our named executive officers and Directors under the plans in place during the year ended December 31, 2016 may be found under the captions “Director Compensation” and “Executive Compensation”. In addition, see “Equity Compensation Plan Information” for information with respect to our equity compensation plans as of December 31, 2016.
Vote Required and Recommendation
To approve the Plan, a majority of the shares present and voting must vote “FOR” the approval of the Plan. Unless you direct otherwise, if you grant a proxy your shares will be voted “FOR” the proposal to approve the Plan.
The Board of Directors unanimously recommends that you vote FOR approval of the National Retail Properties, Inc. 2017 Performance Incentive Plan.

PROPOSAL V

RATIFICATION OF
ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017, to review quarterly interim results and to perform other appropriate accounting services. We are requesting ratification of such appointment by the stockholders.

Ernst & Young LLP has acted as our independent registered public accounting firm for our three most recent fiscal years and our Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In the event that the stockholders do not ratify this appointment by the requisite vote, the Audit Committee will reconsider its appointment of Ernst & Young LLP.

A representative of Ernst & Young LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Fiscal 2016 and 2015 Audit Firm Summary. During the fiscal years ended December 31, 2016 and 2015, we retained Ernst & Young LLP to provide services in the following categories and amounts:

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees (1)	$1,263,273	$1,270,166
Audit Related Fees (2)	—	—
Total Audit and Audit Related Fees	1,263,273	1,270,166
Tax Fees (3)	38,237	73,391
All Other Fees	—	—
Total Fees	$1,301,510	$1,343,557

__________

(1)
Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC (including those related to securities offerings). Aggregate fees billed by Ernst & Young LLP associated with the issuance of comfort letters to underwriters in connection with securities offerings amounted to $194,773 and $168,290 in 2016 and 2015, respectively.

(2)
Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

(3)	Tax fees consist of fees for tax compliance services and consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the services described above in the captions Audit Fees, Audit Related Fees and Tax Fees.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

For the fiscal years ended December 31, 2016 and 2015, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees and Tax Fees. For the fiscal year ended December 31, 2016, no hours expended on Ernst & Young LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Ernst & Young LLP.

Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

SECURITY OWNERSHIP

The following table sets forth, as of February 28, 2017 (except as described in the footnotes), the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in the Summary Compensation Table under “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
The Vanguard Group, Inc. (1)	22,930,659	15.52%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(2)	15,657,757	10.60%
40 East 52nd Street New York, NY 10022
Invesco Ltd.(3)	10,125,084	6.85%
1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309
State Street Corporation(4)	10,626,839	7.19%
State Street Financial Center One Lincoln Street Boston, MA 02111
Paul E. Bayer(6)	184,053(7)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Pamela K. Beall(5)	1,763	*(19)
539 South Main Street, Room 8006 Findlay, OH 45840
Steven D. Cosler(5)	2,245(8)	*(19)
333 West Wacker Drive, Suite 2800 Chicago, IL 60606
Don DeFosset(5)	42,773(9)	*(19)
4221 West Boy Scout Blvd., Suite 1000 Tampa, FL 33607
David M. Fick(5)	27,106(10)	*(19)
13348 Full Measure Lane Pungoteague, VA 23422
Edward J. Fritsch(5)	24,634	*(19)
3100 Smoketree Court, Suite 600 Raleigh, NC 27604
Kevin B. Habicht(5)(6)	169,885(11)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Stephen A. Horn, Jr.(6)	100,462(12)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Robert C. Legler(5)	96,264(13)	*(19)
400 Beachview Drive, Penthouse North Vero Beach, FL 32963

Craig Macnab(5)(6)	422,333(14)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Michelle L. Miller(6)	23,767(15)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Sam L. Susser(5)	20,285(16)	*(19)
800 N. Shoreline Blvd., Suite 2200N Corpus Christi, TX 78401
Christopher P. Tessitore(6)	133,73917)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
Julian E. Whitehurst(5)(6)	286,586(18)	*(19)
450 South Orange Avenue, Suite 900 Orlando, FL 32801
All directors and executive officers as a group (14 persons)	1,535,895	—
	(5)(6)
__________

(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2017, in which it was reported that as of December 31, 2016, the beneficial owner had sole power to vote or direct the voting of a combined 315,012 shares and the sole power to dispose of or to direct the disposition of a combined 22,636,103 shares.

(2)
This information is based solely on a Schedule 13G/A filed with the SEC on January 17, 2017, in which it was reported that as of December 31, 2016, the beneficial owner had sole power to vote or direct the voting of a combined 14,681,118 shares, and the sole power to dispose or to direct the disposition of a combined 15,657,757 shares.

(3)
This information is based solely on a Schedule 13G filed with the SEC on February 14, 2017, in which it was reported that as of December 31, 2016, the beneficial owner had sole power to vote or direct the voting of a combined 4,540,029 shares and the sole power to dispose or to direct the disposition of 10,125,084 shares.

(4)
This information is based solely on a Schedule 13G filed with the SEC on February 8, 2017, in which it was reported that as of December 31, 2016, the beneficial owner had sole power to vote or direct the voting of a combined 0 shares, and the sole power to dispose or to direct the disposition of a combined 0 shares.

(5)	A director of the Company.

(6)	An executive officer of the Company.

(7)	Includes 58,147 restricted shares, 17,367 for which Mr. Bayer has sole voting power, 40,784 for which Mr. Bayer has no voting power. Also includes 2,000 shares held in a margin account.

(8)	Includes 1,116 phantom shares credited under the Deferred Fee Plan for Directors.

(9)	Includes 27,618 phantom shares credited under the Deferred Fee Plan for Directors.

(10)	Includes 22,683 phantom shares credited under the Deferred Fee Plan for Directors.

(11)	Includes 91,190 restricted shares, 27,393 for which Mr. Habicht holds sole voting power, and 63,797 for which Mr. Habicht has no voting power.

(12)	Includes 66,750 restricted shares, 31,049 for which Mr. Horn has sole voting power, and 35,701 for which Mr. Horn has no voting power.

(13)	Includes 2,400 shares held by Mr. Legler’s spouse, and 91,864 phantom shares credited under the Deferred Fee Plan for Directors.

(14)	Includes 211,913 restricted shares, 43,770 for which Mr. Macnab has sole voting power, and 168,143 for which Mr. Macnab has no voting power.

(15)	Includes 9,040 restricted shares for which Ms. Miller has sole voting power.

(16)	Includes 13,800 shares held in a family limited partnership, the general partner of which is controlled by Sam L. Susser, and 2,328 phantom shares credited under the Deferred Fee Plan for Directors.

(17)	Includes 58,147 restricted shares, 17,363 for which Mr. Tessitore has sole voting power, and 40,784 for which Mr. Tessitore has no voting power.

(18)	Includes 125,546 restricted shares, 37,580 for which Mr. Whitehurst has sole voting power, and 87,966 for which Mr. Whitehurst has no voting power.

(19)	Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that, except as described below, all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during fiscal year 2016.

From 2014 through 2016, David M. Fick inadvertently failed to timely file certain ownership reports on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. The Audit Committee has adopted a written policy governing transactions with related parties. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2018 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than December 1, 2017.

Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2018 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by December 1, 2017, and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

ANNUAL REPORT

A copy of the 2016 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Christopher P. Tessitore, Secretary, National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

NATIONAL RETAIL PROPERTIES, INC.
450 SOUTH ORANGE AVENUE, SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter the 16-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FURTHER STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by National Retail Properties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter the 16-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Retail Properties, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL RETAIL PROPERTIES, INC.

Vote on Directors

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors shall have been elected or qualified.
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	01) Pamela K. Beall 02) Steven D. Cosler	06) Kevin B. Habicht 07) Robert C. Legler	|_|	|_|	|_|
	03) Don DeFosset 04) David M. Fick	08) Sam L. Susser 09) Julian E. Whitehurst
05) Edward J. Fritsch

Vote On Proposals
						For	Against	Abstain
2.	Advisory vote to approve executive compensation.					|_|	|_|	|_|
					3 Years	2 Years	1 Year	Abstain
3.	Advisory vote on frequency of holding advisory vote on executive compensation. |_|					|_|	|_|	|_|
						For	Against	Abstain
4.	Approval of the Company's 2017 Performance Incentive Plan.					|_|	|_|	|_|
5.	Ratification of the selection of the independent registered public accounting firm for 2017.					|_|	|_|	|_|
In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
NATIONAL RETAIL PROPERTIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Julian E. Whitehurst, Kevin B. Habicht, and Christopher P. Tessitore, and any of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of National Retail Properties, Inc. (the “Meeting”) to be held on May 25, 2017, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, the shares represented by this Proxy will be voted FOR each of Proposals I, II, IV, and V, and FOR 1 Year on Proposal III. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF NATIONAL RETAIL PROPERTIES, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Annex A
NATIONAL RETAIL PROPERTIES, INC.
2017 PERFORMANCE INCENTIVE PLAN

1.    Purpose

The National Retail Properties, Inc. 2017 Performance Incentive Plan is intended to promote the best interests of the Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.    Definitions

As used in this Plan the following definitions shall apply:

A.     “Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

B.     “Award” means any Option, Stock Award, Performance Unit, Restricted Stock Unit or Performance Award granted hereunder.

C.     “Board” means the Board of Directors of the Corporation.

D.     “Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation's or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement.

E.     “Change of Control” means (i) a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, any corporation owned directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes (other than solely by reason of a repurchase of voting securities by the Corporation), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Corporation’s then total outstanding voting securities; (ii) the Corporation consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Corporation, in any event pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting securities of the Corporation are changed into or exchanged for voting securities of the surviving corporation and (b) the persons who were the beneficial owners of the Corporation’s voting securities immediately prior to such transaction beneficially own immediately after such transaction fifty percent (50%) or more of the total outstanding voting power of the surviving corporation, or the Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution; or (iii) a change in the composition of the Board such that, during any twelve (12)-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least fifty percent (50%) of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

F.     “Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

G.     “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of this Plan.

H.     “Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

I.     “Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

J.     “Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

K.     “Corporation” means National Retail Properties, Inc., a Maryland corporation.

L.     “Corresponding Stock Appreciation Right” means a Stock Appreciation Right that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the Stock Appreciation Right relates.

M.     “Deferred Shares” means an award pursuant to Section 7.D of this Plan of the right to receive shares of Common Stock at the end of a deferral period.

N.     “Director” means a member of the Board.

O.     “Disability” means that a Participant covered by a Corporation- or Affiliate-funded long-term disability insurance program has incurred a total disability under such insurance program and, for a Participant not covered by such an insurance program, means that such Participant has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

P.     “Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan).

Q.     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

R.     “Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i)    If the Common Stock is traded on the New York Stock Exchange or is listed on a another national securities exchange or market, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or, if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii)    In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

S.     “Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

T.     “Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

U.     “Option” means any option to purchase shares of Common Stock granted under this Plan.

V.     “Other Stock-Based Award” means an award under Section 7.F. of this Plan.

W.     “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.     “Participant” means an Eligible Person who is selected by the Committee to receive an Award and is party to an agreement setting forth the terms of the Award, as appropriate.

Y.     “Performance Agreement” means an agreement described in Section 8 of this Plan.

Z.     “Performance Award” means an award under Section 8.B. of this Plan.

AA.     “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Performance Awards or, when so determined by the Committee, any other performance-based Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, subsidiary, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured against historical performance, a group of peer companies, a financial market index or other acceptable and quantifiable indices. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s revenue, sales, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, net operating income, net earnings (either before or after one or more of the following: interest, taxes, depreciation, amortization, other non-cash expenses and non-recurring expenses), gross margin return on investment, increase in the Fair Market Value of the Common Stock (including but not limited to growth measures and total shareholder return), funds from operations, funds from operations per share, recurring or core funds from operations, adjusted funds from operations, gross or net operating profit, gross or net operating margin, occupancy levels, costs or expenses, debt leverage levels and coverage ratios (including interest and fixed charge), dividend payout ratios, net asset value, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value, expense targets, obtaining additional or retaining existing customer contracts or implementation or completion of projects (including acquisitions and financing transactions). The Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that (i) a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which the Corporation conducts its business (including, without limitation changes in items relating to accounting principle, financial activities, expenses for restructuring or productivity initiatives, other non-operating items, acquisitions, the business operations of any entity acquired by the Corporation during the Performance Period, the sale or disposition of a business or segment of a business, discontinued operations that do not qualify as a segment of a business under applicable accounting standards, any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period, any other items of significant income or expense which are determined to be appropriate adjustments, unusual or extraordinary corporate transactions, events or developments, amortization of acquired intangible assets, items that are outside the scope of the Corporation’s core, on-going business activities, acquired in-process research and development, changes in tax laws, major licensing or partnership arrangements, asset impairment charges, gains or losses for litigation, arbitration and contractual settlements, any other unusual or non-recurring events or change in applicable law, accounting principles or business conditions) or (ii) other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.

BB.     “Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Performance Award or Stock Award are to be achieved.

CC.     “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

DD.     “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

EE.         “Plan” means this National Retail Properties, Inc. 2017 Performance Incentive Plan, as amended from time to time.

FF.         “Restricted Stock Award” means an award of Common Stock under Section 7.B.

GG.     “Restricted Stock Unit” or “RSU” means a contractual right granted pursuant to Section 7.E. that is denominated in shares of Common Stock. Each RSU represents a right to receive the value of one share of Common Stock (or a percentage of such value) in cash, shares of Common Stock or a combination thereof.

HH.     “Section 409A” has the meaning under Section 7.D.

II.         “Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

JJ.         “Stock Appreciation Right” means an award of a right of the Participant under Section 7.C to receive a payment or shares of Common Stock based on the increase in Fair Market Value of the shares of Common Stock covered by the award.

KK.     “Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, RSU, Other Stock-Based Award or Performance Shares.

LL.         “Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

MM.     “Stock Bonus Award” means an award of Common Stock under Section 7.A.

NN.     “Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option

Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

OO.     “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PP.         “Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.    Administration

A.     Delegation of Administration. The Board shall be the sole administrator of this Plan unless the Board delegates all or any portion of its authority to administer this Plan to a Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer this Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable general corporation law of the jurisdiction of incorporation of the Corporation. The Committee shall consist solely of two (2) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’s shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

To the extent not prohibited by the charter or bylaws of the Corporation and as permitted under the general corporation law of the jurisdiction of incorporation of the Corporation, the Committee, in its discretion, may delegate to one or more officers of the Corporation, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegates that were consistent with the terms of this Plan.

B.     Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:

(i)    To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements and Performance Agreements under this Plan.

(ii)    To determine the Fair Market Value of a share of Common Stock.

(iii)    To select the Eligible Persons to whom Awards are granted from time to time hereunder.

(iv)     To determine the number of shares of Common Stock or units covered by an Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of this Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to an Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v)    To accelerate the time at which any Option or Stock Award may be exercised or settled, or the time at which a Stock Award or Common Stock issued under this Plan may become transferable or nonforfeitable; including in that the vesting schedule for any Awards may be accelerated in the event of a Change of Control or in the event of the Participant’s death or Disability.

(vi)     To determine whether and under what circumstances an Option or Stock Award may be settled in cash, shares of Common Stock or other property instead of Common Stock.

(vii) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as specifically permitted by this Plan, any Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

(viii) Notwithstanding Section 3.B(vii) or any other provision of the Plan to the contrary, the Committee shall not, without the approval of the stockholders of the Corporation, (a) reduce the exercise price of any previously granted Option or Stock Appreciation Right, (b) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower exercise price or (c) cancel any previously granted Option or Stock Appreciation Right in exchange for cash or another Award if the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of a Share on the date of such cancellation; provided, however, that stockholder approval shall not be required for adjustments made in connection with a capitalization event described in Section 9 in order to prevent enlargement, dilution or diminishment of the rights of holders of Options and Stock Appreciation Rights.

(ix)     To prescribe the form of Stock Option Agreements, Stock Award Agreements and Performance Agreements; to adopt policies and procedures for the exercise of Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board (or its delegate) may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4.	Eligibility

A.     Eligibility for Awards. Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.

B.     Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on a Form S-8 Registration Statement because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.

C.     Substitution Awards. The Committee may make Awards and may grant Options under this Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5.	Common Stock Subject to Plan

A.     Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9 and except for substitute awards described in Section 4.C, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 1,800,000 shares of Common Stock. In addition, no Participant may receive under this Plan in any one calendar year (i) Options and Stock Appreciation Rights that relate to more than 500,000 shares of Common Stock, (ii) Performance Units that relate to more than 500,000 shares of Common Stock for each full or fractional year included in the Performance Period for the grant of Performance Units during such calendar year, (iii) Performance Units denominated in cash which could result in a payout to the Participant of more than $6,000,000, and (iv) Performance Awards which could result in a payout to the Participant of more than $6,000,000. No Director may receive in any one calendar year more than $500,000 in the aggregate in (x) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the grant date) and (y) cash compensation (including, retainers and cash-based awards). The maximum number of shares available for issuance with respect to Incentive Stock Options shall be 1,000,000. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under this Plan and the number of shares subject to outstanding Awards as of such date.

B.     Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the lower of Fair Market Value or the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan. All shares of Common Stock subject to Stock Appreciation Rights that are exercised and settled in shares of Common Stock and all shares of Common Stock that are withheld by the Corporation or tendered to the Corporation (by a Participant’s actual delivery or attestation) in satisfaction of the tax withholdings, exercise price or purchase price due with respect to a Stock Appreciation Right or Option shall not be returned to the share reserve for future grants under this Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares of Common Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. For avoidance of doubt, this Section 5.B shall not apply to any per Participant limit set forth in Section 5.A.

C.     Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.	Options

A.     Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B.     Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i)     The exercise price per share for Common Stock subject to a Nonqualified Stock Option, granted to any Participant, shall be determined by the Committee and shall be an amount that is not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii)     The exercise price per share for Common Stock subject to an Incentive Stock Option:

•
granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant; and

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

C.     Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

D.     Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E.     Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If provided for in the Stock Option Agreement or permitted by the Committee, a Nonqualified Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any such transfer, the Option and any Corresponding Stock Appreciation Right that relates to such Option must be transferred to the same person or persons or entity or entities. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F.    Vesting and Termination of Continuous Service. Except as provided in a Stock Option Agreement, the following rules shall apply:

(i)     Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii)     If the Participant’s termination of Continuous Service is for reason of death or Disability (other than a termination described in Section 6.F.(iv)), the right to exercise the Option (to the extent vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) one (1) year after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iii)     If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F.(ii) or Section 6.F.(iv)), the right to exercise the Option (to the extent that it is vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) three (3) months after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (x) one (1) year after the date of the Participant’s termination of Continuous Service or (y) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iv)     If the Participant’s termination of Continuous Service is for Cause or is a termination for any reason at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire, unless otherwise specified in the Stock Option Agreement, as of the date of the Participant’s termination of Continuous Service.

G.     Exercise. An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation of the Option which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

H.     Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or part of the exercise price of an Option may also be made by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation or any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the aggregate exercise price of the shares of Common Stock for which the Option is being exercised.

I.     Buyout Provisions. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, shares of Common Stock or other property; provided, however, that the Committee shall make no offer to buy out any Option which would be prohibited by Section 3.B(viii). Any buyout offer shall be on such terms and conditions as the Committee shall determine.

J.     Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K.     Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two (2) years of the grant of an Option or (ii) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under this Plan be endorsed with a legend in substantially the following form:

The shares of Common Stock evidenced by this certificate may not be sold or transferred prior to ________, 20__, in the absence of a written statement from the Corporation to the effect that the Corporation is aware of the facts of such sale or transfer.

The blank contained in this legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of the exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the grant of such Incentive Stock Option.

7.	Stock Awards

A.     Stock Bonus Awards. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Stock Bonus Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical.

B.     Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical.

C.     Stock Appreciation Rights. Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions (including provisions relating to vesting, reacquisition of shares following termination and transferability) as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical:

(i)     Each Stock Appreciation Right shall provide the Participant with the right to receive payment in cash or shares of Common Stock having a Fair Market Value, as designated in the Stock Award Agreement for such Stock Appreciation Rights, of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of grant of such award and the Fair Market Value of the Common Stock on the date of exercise of such Stock Appreciation Right. For the avoidance of doubt, the exercise price per share for each Stock Appreciation Right shall be determined by the Committee and shall be an amount that is not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date the Stock Appreciation Right is granted.

(ii)     Each Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of a Stock Appreciation Right that would otherwise expire at a time when the Participant is not permitted by applicable law or Corporation policy to exercise such Stock Appreciation Right; and provided, further, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date.

(iii)     Stock Appreciation Rights may be granted either alone or in tandem with other awards or as Corresponding Stock Appreciation Rights with Options under this Plan.

(iv)     If provided for in the Stock Appreciation Right or permitted by the Committee, a Stock Appreciation Right may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any transfer of a Corresponding Stock Appreciation Right, the related Option must be transferred to the same person or persons or entity or entities. The holder of a Stock Appreciation Right transferred pursuant to this section shall be bound by the same terms and conditions that governed the Stock Appreciation Right during the period that it was held by the Participant.

D.     Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)     Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future.

(ii)     Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii)     Each grant shall provide that the Deferred Shares covered thereby shall be subject to a deferral period, which shall be determined by the Committee; provided that, such deferral period or the method for determining the deferral period shall comply with Section 409A of the Code (“Section 409A”).

(iv)     During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v)     Any grant of Deferred Shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. Deferred Shares shall be subject to such vesting provisions as the Committee shall determine.

(vi)     Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

E.     Restricted Stock Units. Each Stock Award Agreement for an RSU shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant an RSU intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of the Stock Award Agreements for RSUs may change from time to time, and the terms and conditions of separate RSU need not be identical.

F.     Other Stock-Based Awards. The Committee may authorize grants of Other Stock-Based Awards that are based on the Common Stock and settled in shares of Common Stock. Other Stock Based Awards shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant Other Stock-Based Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for other Stock-Based Awards may change from time to time, and the terms and conditions of separate other Stock-Based Awards need not be identical.

8.	Performance Shares, Performance Units and Performance Awards

A.     Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)     Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(ii)     The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date established by the Committee and may be subject to earlier termination in the event of a Change of Control or similar transaction or event.

(iii)     Each grant shall specify the Performance Objectives that are to be achieved by the Participant during the Performance Period.

(iv)     Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(v)     Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(vi)     Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the date of grant.

(vii) A grant of Performance Shares or Performance Units may provide for the accrual of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock, provided that such dividends or other distribution equivalents will not be payable until the underlying Performance Shares or Performance Units vest, as applicable, and are earned and will only be payable to the extent so earned.

(viii) If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of Awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement in accordance with Section 2.AA if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(ix)     Each grant shall be evidenced by an agreement (a “Performance Agreement”) that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

B.     Performance Awards. The Committee may also authorize grants of Performance Awards in the form of a cash bonus, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine including, without limitation, the Performance Objectives, the Performance Period, the potential amount payable and the timing of payment. Notwithstanding the foregoing, any Performance Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be based upon objectively determinable Performance Objectives established in accordance with Section 2.AA.

9.	Changes in Capital Structure

A.     No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B.     Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, extraordinary dividend (whether payable in the form of cash or other property), the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall, subject to compliance with Section 409A, be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C.     Merger, Consolidation or Asset Sale. Except as otherwise specified in the Option Agreement, Stock Award Agreement or Performance Agreement, in the event of a Change of Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards: (i) continuation or assumption of such outstanding Awards under this Plan by the Corporation (if it is the surviving corporation) or by the surviving corporation of its parent; (ii) substitution or replacement by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Committee; (iv) in the case of a Performance Unit, Performance Share or Performance Award, determination of the level of attainment of the applicable performance condition(s); or (v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (a) such payment shall be made in cash, securities, rights and/or other property; (b) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or Stock Appreciation Right, if the exercise price or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefore; and (c) such payment shall be made promptly following such Change of Control or on a specified date or dates following such Change of Control; provided that the timing of such payment shall comply with Section 409A.

D.     Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be required with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10.	Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld up to but not in excess of the maximum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Award up to but not in excess of the maximum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award.

11.	Compliance with Law and Approval of Regulatory Bodies

A.     General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B.     Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.	General Provisions

A.     Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

B.     Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C.     Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D.     Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E.     Choice of Law. This Plan and all Stock Option Agreements, Stock Award Agreements and Performance Agreements entered into under this Plan shall be interpreted under the laws of the State of Maryland excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Maryland.

F.     Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash
.
G.     Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

H.     Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Corporation and any successor entity.

I.     Cancellation or Clawback of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, (i) any Awards granted under this Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Corporation has in place from time to time, and (ii) the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Corporation policy or arrangement (and shall, to the extent required), cancel or require reimbursement of any Awards granted to the Participant or any shares of Common Stock issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares of Common Stock underlying such Awards.

J.     Section 409A. With respect to Awards subject to Section 409A, this Plan is intended to comply with the requirements of Section 409A, and the provisions of this Plan and any Stock Option Agreement, Stock Award Agreement or Performance Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in this Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six (6) months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Plan or any Stock Option Agreement, Stock Award Agreement or Performance Agreement is not warranted or guaranteed, and in no event shall the Corporation be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.

K.     Beneficiaries. A Participant may designate a beneficiary or change a previous beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

L.     Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

13.	Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment (i) that increases the aggregate number of shares of Common Stock that may be issued under this Plan, except as contemplated by Section 5.A or 9.B; (ii) that changes, amends or modifies the class of employees eligible to receive Incentive Stock Options; (iii) that materially increases the benefits accruing under this Plan to Participants; (iv) that modifies the restrictions of Section 3.B(viii) to permit repricing or buyouts of Options or Stock Appreciation Rights; or (v) where stockholder approval is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by this Plan or any Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

14.    Effective Date of Plan, Duration of Plan

This Plan shall be effective upon approval of this Plan by the stockholders of the Corporation, subject to such approval by the stockholders of the Corporation occurring within twelve (12) months of adoption of this Plan by the Board. Unless and until this Plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan and any previously granted Option or Stock Award shall terminate.

Unless previously terminated, this Plan will terminate ten (10) years after the date this Plan is approved by the stockholders, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board of Directors.

NATIONAL RETAIL PROPERTIES, INC.

By:    /s/ Julian E. Whitehurst
Name:    Julian E. Whitehurst
Title:    President and Chief Operating Officer
Date:    February 14, 2017